UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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priceline.com Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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priceline.com®

April 28, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of priceline.com Incorporated (the “Company”) to be held at 2:00 p.m. on Wednesday, June 4, 2008 at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.

This booklet includes the Notice of Annual Meeting and Proxy Statement.  The Proxy Statement provides information about priceline.com in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible.  Your stock will be voted in accordance with the instructions you have given in your proxy card.  You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.  All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport.  We hope you are able to join us on June 4.

Sincerely,

/s/ Ralph M. Bahna

Ralph M. Bahna
Chairman of the Board

IMPORTANT

                A proxy card is enclosed.  We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States.  Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy will be revoked.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 4, 2008

To the Stockholders of priceline.com Incorporated:

We hereby notify you that the Annual Meeting of Stockholders of priceline.com Incorporated (the “Company”) will be held on Wednesday, June 4, 2008 at 2:00 p.m. local time at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 for the following purposes:

•                  To elect eight Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

•                  To approve amendments to the Company’s 1999 Omnibus Plan.

•                  To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for our fiscal year ending December 31, 2008.

•                  To consider and vote upon a stockholder proposal concerning special stockholder meetings.

•                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 21, 2008 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.

By Order of the Board of Directors

/s/ Peter J. Millones

Peter J. Millones
Executive Vice President, General Counsel
and Corporate Secretary

Norwalk, Connecticut

April 28, 2008

All Stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PRICELINE.COM INCORPORATED

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT
General	3
Solicitation	3
Voting Rights and Outstanding Shares; Approval	3
Revocability of Proxies	4
Internet Availability of Proxy Materials and Annual Report	4
How to Attend the Annual Meeting	4

PROPOSAL 1: ELECTION OF DIRECTORS	4
PROPOSAL 2: AMENDMENTS TO THE PRICELINE.COM INCORPORTED 1999 OMNIBUS PLAN	7
CORPORATE GOVERNANCE AND BOARD MATTERS	15
The Board of Directors	15
Corporate Governance	15
Committees of the Board of Directors	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
Section 16(a) Beneficial Ownership Reporting Compliance	22

COMPENSATION DISCUSSION AND ANALYSIS	23
Executive Compensation Program Philosophy and Objectives	23
The Role of Management	23
The Role of the Compensation Consultant	24
Benchmarking	24
Components of Executive Compensation in 2007	25
Other Matters	34
Compensation Committee Report	36

COMPENSATION OF NAMED EXECUTIVE OFFICERS	37
Summary Compensation Table	37
Grants of Plan-Based Awards Table	38
Outstanding Equity Awards at 2007 Year-End Table	40
Option Exercises and Stock Vested Table	42

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS	42

POTENTIAL PAYMENTS UPON A CHANGE OF CONTROL AND/OR TERMINATION	48

2007 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	52

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	54

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	58

AUDITOR INDEPENDENCE	60

PROPOSAL 4: STOCKHOLDER PROPOSAL CONCERNING SPECIAL STOCKHOLDER MEETINGS	61
STOCKHOLDER PROPOSALS	63
OTHER MATTERS	63
APPENDIX A	64
DIRECTIONS	77

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 4, 2008

General

The enclosed proxy is solicited on behalf of the Board of Directors of priceline.com Incorporated (“we,” “priceline.com” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 4, 2008, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.  We intend to mail this proxy statement and accompanying proxy card on or about May 6, 2008 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials.  We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of priceline.com common stock beneficially owned by others to forward these materials to the beneficial owners of common stock.  We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials.  Directors, officers or other regular employees of ours may also solicit proxies by telephone, telegram or in-person.  We will not additionally compensate directors, officers or other regular employees for these services.  We have retained Mellon Investor Services LLC, 44 Wall Street, New York, New York 10005 to aid in the solicitation of proxies from brokers, banks, nominees and other institutional holders.  A fee of $8,500 plus expenses will be paid to Mellon Investor Services LLC for these services.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 21, 2008 will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on April 21, 2008, 38,516,876 shares of common stock were outstanding and entitled to vote.  Each holder of record of common stock on April 21, 2008 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Stockholders who are present at the Annual Meeting in person or by proxy and who abstain and proxies relating to shares held in “street name” that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.  Abstentions will have the same effect as votes against the proposals and broker non-votes will not be counted for any purpose in determining whether the proposals have been approved.  A majority of the outstanding shares of common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to approve the proposed amendments to the 1999 Omnibus Plan and ratify the selection of Deloitte & Touche LLP. The Board of Directors recommends a vote FOR each of the Board of Director’s nominees, FOR the proposed amendments to the 1999 Omnibus Plan, FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and AGAINST the proposal concerning special stockholder meetings that was submitted by a stockholder.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted.  Proxies may be revoked by any of the following actions:

•            filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•            filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•            attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).  Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Internet Availability of Proxy Materials and Annual Report

This proxy statement and our 2008 Annual Report are also available on our website at www.pricelineannualreport.com.  In accordance with the new rules of the SEC, we may deliver proxy materials for our 2009 Annual Meeting of Stockholders to you electronically, unless you specifically request a paper copy.  Should we decide to deliver proxy materials electronically, before our 2009 Annual Meeting of Stockholders, you will receive a notice in the mail which explains how to access the proxy materials over the Internet and also how to request a paper copy of the materials if you so choose.

How to Attend the Annual Meeting

If you plan to attend the meeting, in accordance with our security procedures, you will be asked to present a picture identification to enter the meeting.  Directions to the meeting can be found at the end of the proxy statement.

Proposal 1

Election of Directors

In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of Directors constituting the entire Board of Directors at eight.  The Board of Directors has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until his or her successor has been elected and qualified: Jeffery H. Boyd, Ralph M. Bahna, Howard W. Barker, Jr., Jeffrey E. Epstein, James M. Guyette, Nancy B. Peretsman, Craig W. Rydin and Jan L. Docter. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees.  Although the Board of Directors anticipates that the eight nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors.  If elected at the Annual Meeting, each of the nominees would serve until the 2009 annual meeting and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.  Each person nominated for election has agreed to serve if elected.  Management has no reason to believe that any nominee will be unable to serve.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The Board of Directors recommends a vote FOR Proposal 1.

Set forth below is biographical information for each person nominated to serve as a Director of the Company.

Jeffery H. Boyd, age 51, has served as a Director of priceline.com since October 2001.  Mr. Boyd has been President of priceline.com since May 2001 and Chief Executive Officer since November 2002.  Mr. Boyd was President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002.  He previously served as Executive Vice President, General Counsel and Secretary of priceline.com from January 2000 to October 2000.  In 1995, Mr. Boyd joined Oxford Health Plans, Inc. as its Executive Vice President, General Counsel and Secretary, where he served in such capacities through December 1999.

Ralph M. Bahna, age 65, has served as a Director of priceline.com since July 1998 and Chairman of the Board of Directors since April 8, 2004.  Since 1992, Mr. Bahna has been the President of Masterworks Development Corp., a company he founded to develop an international group of hotels named Club QuartersTM.  Club Quarters are private, city-center facilities designed for the business travelers of cost conscious organizations.  Since 1993, Mr. Bahna has served as the Chairman of Club QuartersTM.  From 1980 to 1989, Mr. Bahna served as the Chief Executive Officer of Cunard Lines, Ltd., and the Cunard Group of Companies.  Prior to Cunard, Mr. Bahna was employed by Trans World Airlines, Inc., where he developed and launched its highly successful Ambassador Service.

Howard W. Barker, Jr., age 61, has served as a Director of priceline.com since January 2003.  Mr. Barker was a partner of the auditing firm KPMG LLP from July 1982 until September 2002, when he retired.  He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants.  He currently serves as a member of the Board of Directors of Medco Health Solutions, Inc. where he chairs the Audit Committee and is a member of the Compensation Committee and a member of the Board of Directors of Chiquita Brands International, Inc., where he chairs the Audit Committee.  He has also served as Treasurer and a member of the Board of Directors of Senior Services of Stamford and served as President and a member of the Board of Directors of the Volunteer Center of Lower Fairfield County, Connecticut from 1990 to 1996 and member of the Board of Directors of the Darien United Way and Person to Person from 1997 to 1999 and 1998 to 2000, respectively.

Jan L. Docter, age 58, has served as a Director of priceline.com since November 2007.  Mr. Docter currently serves as a consultant to several companies, including Booking.com B.V.  Mr. Docter has been self-employed since mid-2006.  Mr. Docter served as the interim Chief Financial Officer of Corio NV, a Dutch real estate investment company, from mid-2005 to mid-2006.  From 2003 to mid-2005, Mr. Docter was self-employed.  Prior to that, he was Chief Financial Officer of Getronics NV, a Dutch information and communications technology services company, from 1988 to 2003.  From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer and distributor of generic pharmaceuticals and other drugs.  From 1979 to 1984, he served in a variety of financial positions for the recording/entertainment company Polygram NV.  Mr. Docter also was an Industry Special Grants Officer for the Dutch Ministry of Economics Affairs.

Jeffrey E. Epstein, age 51, has served as a Director of priceline.com since April 2003.  Mr. Epstein is Executive Vice President and Chief Financial Officer of Oberon Media, Inc., a leading global provider of casual games and game platforms, which he joined in April 2007.  From June 2005 until its sale in March 2007, Mr. Epstein was Executive Vice President and Chief Financial Officer of ADVO, Inc., the largest direct mail media company in the United States.  Mr. Epstein was the Chairman of the Board, Acting President and Chief Executive Officer, or member of the Board of Directors of Revonet, Inc., a B2B marketing and database company from January 2004 through June 2005.  Mr. Epstein was the Senior Vice President and Chief Financial Officer of VNU’s Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research, from March 2002 until December 2003.  From March 1998 to February 2002, Mr. Epstein held senior management positions with DoubleClick, including Chief Financial Officer.  Mr. Epstein is a member of the Board of Directors of MDC Partners Inc., a marketing communications company with over 30 businesses, including Crispin, Porter & Bogusky.

James M. Guyette, age 63, has served as a Director of priceline.com since November 2003.  Mr. Guyette is currently Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, a position he has held since 1997.  Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President – Marketing and Planning for United Airlines.  He held a number of other senior roles in his nearly 30 years with the carrier.  Mr. Guyette serves on the boards of Rolls-Royce plc, International Aero Engines and PrivateBancorp Inc.  He is

a member of the Boards of Directors of the Wings Club, the Smithsonian Museum – Air and Space Museum Board, the U.S. Chamber of Commerce, the Flight Safety Foundation, St. Mary’s College – Moraga CA – Board of Regents, and is a member of the Board of Governors for the Aerospace Industries Association.

Nancy B. Peretsman, age 54, has served as a Director of priceline.com since February 1999.  Since June 1995, she has been a Managing Director of Allen & Company LLC, an investment bank.  Prior to joining Allen & Company, Ms. Peretsman had been an investment banker since 1983 at Salomon Brothers Inc., where she was a Managing Director from 1990 to 1995.  Ms. Peretsman serves on the Board of Directors for several private companies.  She is a member of the Board of Trustees of The New School.  Ms. Peretsman is a Trustee of the Institute of Advanced Study, and a member of the Board of Trustees of Princeton University.  She is also a National Board Member of Teach for America.

Craig W. Rydin, age 56, has served as a Director of priceline.com since January 2005.  Mr. Rydin has been Chairman of the Board of Directors of The Yankee Candle Company, Inc. since February 2003, and its Chief Executive Officer and a director of Yankee Candle since April 2001.  Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as the President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell.  Mr. Rydin serves on the board of Philips-Van Heusen (PVH – NYSE) and is a member of their compensation committee.

Set forth below is biographical information for executive officers of the Company (each an “executive officer”), other than executive officers who are nominated to serve as Directors of the Company and whose biographical information is set forth above.

Daniel Finnegan, age 46, has been the Company’s Senior Vice President, Controller and Chief Accounting Officer since October 2005.  Mr. Finnegan joined priceline.com in April 2004 as Vice President and Chief Compliance Officer.  Prior to joining priceline.com, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004 and as Chief Financial Officer for Coty US, Inc., a manufacturer of cosmetics and fragrances, from November 1996 to October 2000.

Brett Keller, age 40, has been Chief Marketing Officer of priceline.com since January 2002.  He previously served as Senior Vice President, Marketing of priceline.com and in other positions from February 1999 through December 2001.  From 1997 to 1999, Mr. Keller served as Director of Online Travel at Cendant.

Peter J. Millones, age 38, is Executive Vice President, General Counsel and Corporate Secretary of priceline.com.  Mr. Millones has been General Counsel and Corporate Secretary of priceline.com since January 2001.  He previously served as Vice President and Associate General Counsel of priceline.com from March 2000 to January 2001.  Since 2003, Mr. Millones has been responsible for priceline.com’s U.S. human resources department.  From September 1995 through March 2000, Mr. Millones was with the law firm of Latham & Watkins.

Robert J. Mylod Jr., age 41, has been the Chief Financial Officer of priceline.com since November 2000.  From May 2000 to October 2000, Mr. Mylod was acting Chief Financial Officer for WebHouse Club, Inc., a privately held e-commerce company and a licensee of priceline.com.  From January 1999 to May 2000, Mr. Mylod held several different positions within priceline.com’s finance department, including Senior Vice President, Finance.  Prior to joining priceline.com, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm that manages over $1 billion of institutional capital dedicated to venture capital investments and leveraged buyouts.  Mr. Mylod is on the board of directors of EverBank Financial Corp.

Stef Norden, age 39, has served as Chief Executive Officer of Booking.com B.V. since July 2003.  From February 2002 to June 2003, Mr. Norden co-owned Bookingsportal B.V., which was an affiliate of Bookings. From 1998 to 2000, Mr. Norden served as a director of BBV, an integrated optics company of which he was a co-founder.  In 2000, BBV merged with Scotland-based Kymata and was subsequently acquired by Alcatel.

Ronald V. Rose, age 57, has been the Chief Information Officer of priceline.com since March 1999. From September 1995 to March 1999, Mr. Rose served in various capacities with Standard & Poor’s, a financial services company, including Chief Technology Officer of Retail Markets.  While at Standard & Poor’s, Mr. Rose

led the development of many Internet initiatives within the Financial Information Services area and chaired the Internet Architecture Council.

Christopher L. Soder, age 48, has been President, North American Travel since February 2007.  Mr. Soder was Executive Vice President, Travel Services from March 2005 to February 2007 and had been Executive Vice President, Lodging and Vacation Products from July 2002 to March 2005.  From February 2000 to July 2002, Mr. Soder was President of priceline.com’s hotel service.  Before joining priceline.com, Mr. Soder was Western Region Vice President, Business Markets, for AT&T, where he was responsible for the company’s complete technology portfolio sales to over 20,000 business customers across a 10-state region.

Proposal  2

Amendments to the priceline.com Incorporated 1999 Omnibus Plan

In February 1999, the Company adopted the priceline.com Incorporated 1999 Omnibus Plan (the “1999 Omnibus Plan” or the “Plan”).  Since the Plan’s adoption, awards have been made under the Plan to certain officers, other employees, consultants and directors of the Company or its subsidiaries from time to time.   The maximum number of shares of common stock currently reserved for the grant or settlement of awards under the 1999 Omnibus Plan is 7,895,833.  Assuming the maximum number of possible shares underlying outstanding performance share units are issued, as of March 31, 2008, there were no shares of common stock available for future grants under the 1999 Omnibus Plan.

The purpose of the 1999 Omnibus Plan is to increase stockholder value by aligning the selected participants’ interests with those of the Company, its affiliates and its stockholders through increased stock ownership, by assisting the Company in attracting, retaining and motivating the best available talent for the successful conduct of its business and, in some cases, by providing a performance incentive by conditioning the vesting of awards on the achievement of specified business goals.  The 1999 Omnibus Plan is structured to allow the Compensation Committee broad discretion in selecting criteria for the vesting of awards granted under the 1999 Omnibus Plan.

The 1999 Omnibus Plan is essential to the Company’s success in recruiting and retaining critical talent.  The Board of Directors believes that providing directors, officers and employees with equity incentives such as restricted stock units and performance share units will contribute substantially to the Company’s continued success by further aligning the interests of management with those of the Company’s stockholders. Additionally, the Company’s overall compensation philosophy places significant emphasis on equity compensation to reward, incentivize and retain management and key employees.  Providing employees with the opportunity to share in the success of priceline.com through equity participation has been a key component in the Company’s success, which could not have been achieved without the dedication and productivity of the Company’s employees.  As priceline.com continues to grow and return stockholder value, the Company will continue to be dependent upon recruiting and retaining employees that can perform at the highest levels.  It is critical that priceline.com continue to motivate its key employees as it seeks to attain future growth.

In addition, the constructive use of equity grants has increased the Company’s strategic flexibility and been a fundamental component of the Company’s recent growth.  For example, priceline.com’s ability to grant equity incentives to certain key employees of recently acquired businesses, including Booking.com Limited in 2004, Booking.com B.V. in 2005, the Agoda companies in 2007 and others, was critical to the Company’s ability to acquire such businesses.  In addition, priceline.com’s ability to grant performance-based equity incentives such as performance share units has been critical to retaining and motivating members of the senior management team of Booking.com B.V. and the Agoda companies.

In view of the critical importance of the 1999 Omnibus Plan, the Board of Directors proposes that the 1999 Omnibus Plan be amended to increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 7,895,833 to 9,195,833, subject to adjustment pursuant to the terms of the Plan.  In 2000, 2001 and 2005, the Plan was amended and restated to increase the number of shares available under the Plan, and we believe that the proposed increase in the number of shares available for grant at this time under the 1999 Omnibus Plan would not only support the Company’s continued growth, but also provide the Company with continued flexibility should the opportunity to consummate future strategic transactions present itself.  Accordingly, the Board of Directors recommends a vote FOR Proposal 2.

The proposed amendments to the 1999 Omnibus Plan would make a variety of other changes to update and improve the Plan.  The principal changes are as follows:

•                  Confirm the Compensation Committee’s authority to delegate certain duties or powers with respect to the Plan to officers or agents of the Company;

•                  Specify that certain shares of common stock will not be added to the aggregate plan limit;

•                  Require stockholder approval of certain amendments to the Plan;

•                  Remove the Company’s ability to grant reload options under the Plan;

•                  Expressly prohibit the repricing of any “underwater” options; and

•                  Extend the term of the Plan for another ten years.

The amended and restated version of the Plan makes a number of other changes, including the removal of the provision that automatically granted options to Non-Employee Directors.  In addition, the amended and restated version of the Plan provides that any restricted stock or other stock-based award granted under the Plan that vests based only on the passage of time will vest at least three years from the date of grant, although vesting may occur earlier in certain specified circumstances, and that the Company may grant restricted stock or other stock-based awards that vest upon a different vesting schedule so long as such grant amounts do not exceed 10% of the maximum number of additional shares of common stock in the aggregate available under the Plan.  The proposed amendments also include a new set of provisions that require the Plan and any grants made under it to comply with Section 409A of the Internal Revenue Code and a new provision that explicitly provides for the Company to make any changes necessary for awards granted to non-U.S. participants.

A description of the 1999 Omnibus Plan, as it is proposed to be amended, follows.  This description is only a summary and is qualified in its entirety by the provisions of the 1999 Omnibus Plan, which is attached hereto as Appendix A. Terms not defined herein have the meanings given to such terms in the 1999 Omnibus Plan.  A majority of the outstanding shares of common stock present, in person or by proxy, at the Annual Meeting voting in favor of the proposed amendments to the 1999 Omnibus Plan is required for its approval.

Summary of priceline.com Incorporated 1999 Omnibus Plan

The 1999 Omnibus Plan is intended to promote the interests of priceline.com by providing employees of priceline.com with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

General

The 1999 Omnibus Plan provides for the granting of awards to such officers, other employees, consultants and directors of priceline.com and its subsidiaries and affiliates as the Compensation Committee, which is the committee of the Board of Directors appointed to administer the Plan, may approve from time to time. Awards under the 1999 Omnibus Plan may be made in the form of incentive stock options, non-qualified stock options, restricted stock or other awards.

Stock Subject to the Plan

The maximum number of shares of common stock originally reserved for the grant or settlement of awards under the 1999 Omnibus Plan was 1,562,500.  On April 24, 2000, at the Company’s 2000 Annual Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 1,562,500 to 4,229,166.  On May 21, 2001, at the Company’s 2001 Annual Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 4,229,166 to 5,895,833.  On January 24, 2005, at the Company’s 2005 Special Meeting, the Plan was amended to, among other things, increase the maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan from 5,895,833 to 7,895,833.

The maximum number of shares of common stock reserved for the grant or settlement of awards under the 1999 Omnibus Plan is currently 7,895,833 subject to adjustment as provided in the Plan. As described above, it is proposed that the maximum number of shares of common stock reserved for the grant or settlement of awards under the 1999 Omnibus Plan be increased to 9,195,833.

No more than 1,250,000 shares of stock may be awarded in respect of Options, no more than 416,666 shares of stock may be awarded in respect of Restricted Stock and no more than 833,334 shares of stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan.  Awards (either as options, restricted stock or other awards) will be made in a manner consistent with Section 162(m) of the Internal Revenue Code of 1986, generally referred to as the “Code.”  Shares of common stock acquired upon the exercise or settlement of awards may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by priceline.com in the open market, in private transactions or otherwise.  If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the holder of such award, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 1999 Omnibus Plan.

In addition, the following shares of Stock shall not be added to the aggregate plan limit described above: (a) shares of Stock tendered in payment of the exercise price of an Option; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligations; and (c) shares of Stock that are repurchased by the Company with Option proceeds.

Except as provided in an agreement evidencing the grant of an award, in the event that the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of awards under the 1999 Omnibus Plan, then the Compensation Committee will make such equitable changes or adjustments as it deems necessary or appropriate to any or all of the:

•       number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards,

•       number and kind of shares of common stock or other property, including cash, issued or issuable in respect of outstanding awards,

•       exercise price, grant price, or purchase price relating to any awards, provided that, with respect to incentive stock options, such adjustment shall be made in accordance with Section 424(h) of the Code,

•       performance criteria with respect to an award, and

•       individual limitations applicable to awards.

Administration

The 1999 Omnibus Plan is administered by the Compensation Committee, the composition of which is intended to satisfy the provisions of Section 162(m) of the Code and Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, which is generally referred to as the “Exchange Act”.  The Compensation Committee has the authority, among other things, to administer, and exercise all the powers and authorities either specifically granted to it under the 1999 Omnibus Plan or necessary or advisable in the administration of the 1999 Omnibus Plan, in its sole discretion, including, without limitation, the authority to grant awards; select grantees; determine the type, terms, conditions, restrictions and number of awards to be granted; make adjustments in the performance goals in recognition of unusual or non-recurring events affecting priceline.com or the financial statements of priceline.com, to the extent not inconsistent with Section 162(m) of the Code, if applicable, or in response to changes in applicable laws, regulations, or accounting principles; construe and interpret the 1999 Omnibus Plan and any award; prescribe, amend and rescind rules and regulations relating to the 1999 Omnibus Plan; determine the terms and provisions of agreements evidencing awards; and make all other determinations deemed necessary or advisable for the administration of the 1999 Omnibus Plan.

The Compensation Committee may, in its absolute discretion, without amendments to the 1999 Omnibus Plan:

(1)    accelerate the date on which any option granted under the Plan becomes exercisable, waive or amend the operation of the Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such option,

(2)    accelerate the vesting or waive any condition imposed with respect to any restricted stock, and

(3)    otherwise adjust any of the terms applicable to any award.

The Compensation Committee may, to the extent permitted by law, also delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Compensation Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan.  However, in the case of awards that are intended to comply with Section 162(m) of the Code, officers may not grant awards to any persons subject to Section 162(m) of the Code.

Eligibility

All officers and directors (who are also employees of the Company), independent contractors, key employees and non-employee directors of the Company, its Subsidiaries or Affiliates are eligible to receive awards under the 1999 Omnibus Plan.

Awards Under the 1999 Omnibus Plan

Stock Options.  With respect to an option, the Compensation Committee shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the option or installments thereof will become exercisable.  The “option exercise price,” which is the purchase price per share payable upon the exercise of an option, will be established by the Compensation Committee; provided, however, that the option exercise price may be no less than the “fair market value” of a share of common stock on the date of grant, which is determined as the closing sales price of a share of common stock on the NASDAQ Stock Market for the date immediately preceding the date of grant on which there was a sale of common stock.  The option exercise price is payable by any one of the following methods or a combination thereof:

(1)    in cash or by personal check, certified check, bank cashier’s check or wire transfer;

(2)    in shares of common stock owned by the optionee for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise; or

(3)    in such other manner as the Compensation Committee may from time to time authorize.

The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price.  Furthermore, no Option will be cancelled and replaced with an award having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company.

Unless specified otherwise in an option agreement, an option will expire on the tenth anniversary of the date the option is granted.

Restricted Stock.  The Compensation Committee may authorize the Company to issue restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions, including the attainment of Performance Goals.  The amended and restated version of the 1999 Omnibus Plan provides that restricted shares of common stock with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination with “cause” or other special circumstances.  The Compensation Committee may grant restricted shares of common stock with a different vesting schedule so long as the aggregate amount of such award, taken together with similar other stock-based awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

Other Awards.  Other awards valued in whole or in part by reference to, or otherwise based on, shares of common stock may be granted either alone or in addition to other awards under the 1999 Omnibus Plan.  Subject to the provisions of the 1999 Omnibus Plan, the Compensation Committee has the sole and complete authority to determine the persons to whom and the time or times at which such other awards will be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such other awards, including the attainment of Performance Goals.  Awards granted under this provision include performance share units.  The amended and restated version of the 1999 Omnibus Plan provides that such other awards with vesting conditions based solely on the passage of time shall vest at least three years from the date of grant, although they may vest ratably during the three-year period and may vest earlier in case of death, disability, retirement, a change in control, a termination with “cause” or other special circumstances.  The Compensation Committee may grant other stock-based awards with a different vesting schedule so long as the aggregate amount of such award, taken together with restricted stock awards, does not exceed 10% of the maximum number of additional shares of common stock in the aggregate that are available under the Plan.

Performance Goals.  In the case of restricted stock and other awards  intended to comply with Section 162(m) of the Code, the 1999 Omnibus Plan requires that the Compensation Committee establish “Performance Goals,” which may be based upon one or more of the following criteria: pre-tax or after-tax income; operating profit; return on equity, assets, capital or investment; earnings or book value per share; sales or revenues; operating expenses; and stock price appreciation; as the Compensation Committee may determine in its discretion.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee.  The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.  The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of the plan’s performance goals must be approved by the company’s stockholders and that such terms be reapproved by the company’s stockholders every five years.  In order to make awards to a recipient who is, or is likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code under a plan that will meet the requirements of Section 162(m), the 1999 Omnibus Plan’s performance goals are being submitted to the Company’s stockholders for reapproval.  In the event that such approval is not obtained, no awards subject to the stockholder reapproval requirement under Section 162(m) will be made after the Company’s 2010 Annual Meeting.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the 1999 Omnibus Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants.  The 1999 Omnibus Plan and any grants made under the 1999 Omnibus Plan shall be administered in a manner consistent with this intent.  Any reference in the 1999 Omnibus Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a participant nor any of a participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the 1999 Omnibus Plan and grants under the 1999 Omnibus Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the 1999 Omnibus Plan and grants under the 1999 Omnibus Plan may not be reduced by, or offset against, any amount owing by the participant to the Company or any of its subsidiaries or other affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code) (1) the participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (2) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

Notwithstanding any provision of the 1999 Omnibus Plan and grants under the 1999 Omnibus Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to the 1999 Omnibus Plan and grants under the 1999 Omnibus Plan as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her for his or her account in connection with the 1999 Omnibus Plan and grants under the 1999 Omnibus Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its subsidiaries or other affiliates shall have any obligation to indemnify or otherwise hold the participant harmless from any or all of such taxes or penalties.

Certain Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 1999 Omnibus Plan.  This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options.  An optionee will not recognize any taxable income upon the grant of a non-qualified stock option.  Upon exercise of a non-qualified stock option by a domestic employee, the excess of the fair market value of the common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes.  The optionee’s tax basis for the common stock received pursuant to the exercise of a non-qualified stock option will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of common stock received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be treated as capital gain or loss.

Incentive Stock Options.    An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option unless the optionee is subject to alternative minimum tax described below.  Priceline.com will not be entitled to a corporate tax deduction with respect to such grant or exercise.

If the optionee holds the stock acquired upon exercise of an incentive stock option for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the incentive stock option.  This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for shares underlying the incentive stock option.

If such sale or exchange takes place within two years after the date of grant of the incentive stock option or within one year from the date of transfer of the incentive stock option shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (a) the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option and (ii) the amount realized on such disqualifying disposition of the shares over (b) the option exercise price of such shares, will be ordinary income to the optionee.   Any further gain or loss after the date of exercise generally will be treated as capital gain or loss.   A disposition of incentive stock option shares for this purpose includes not only a sale or exchange, but also a gift or other transfer of legal title (with certain exceptions).

Alternative Minimum Tax.  Generally, the difference between the fair market value of stock purchased by exercise of an incentive stock option (generally measured as of the date of exercise) and the amount paid for that stock upon exercise of the incentive stock option is an adjustment to income for purposes of the alternative minimum tax.  An alternative minimum tax adjustment applies unless a “disqualifying disposition” of shares occurs in the same calendar year as exercise of the incentive stock option.   In general, the alternative minimum tax (imposed to the extent it exceeds the taxpayer’s regular tax) is 26% of an individual taxpayer’s alternative minimum taxable income for alternative minimum taxable income up to $175,000 and 28% thereafter.  Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount.

Restricted Stock.  A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares.  If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to priceline.com.  If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income, for example, if a Section 83(b) election was previously made or the restrictions were previously removed, the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares.

Other Types Of Awards.  The tax-treatment of any other stock-based award will vary depending on the terms of the Awards.

Tax Consequences to Company or Subsidiary or Affiliate.  In general, to the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary or affiliate for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Benefits to Named Executive Officers and Others

Because the grant of awards pursuant to the Plan will be within the discretion of the Compensation Committee, it is not possible to determine the awards that will be made under the Plan.

The following table sets forth with respect to each individual and group listed below (i) the number of shares of common stock issuable pursuant to stock options granted under the Plan, (ii) the number of shares of restricted stock and restricted stock units awarded under the Plan and (iii) the “target” number of performance share units awarded under the Plan, in each case since the Plan’s inception in 1999 and as of March 31, 2008.  The table only includes awards made under the Plan, it does not include any grants made under any other equity plans.

Name	Option Shares Granted Since Adoption of Plan	Restricted Stock and Restricted Stock Units Granted Since Adoption of Plan	Performance Share Units Granted Since Adoption of Plan(1)
Jeffery H. Boyd, President and Chief Executive Officer	704,165	341,333	96,038
Robert J. Mylod Jr., Chief Financial Officer	162,499	65,333	55,548
Stef Norden, CEO Booking.com B.V.	65,806	19,000	31,108
Christopher L. Soder, President, North American Travel	245,832	40,333	17,098
Peter J. Millones, Executive Vice President, General Counsel	141,665	30,666	17,598
All current executive officers as a group	1,819,962	636,998	239,801
Current non-employee directors	153,995	44,040	5,000
All current employees, including all current officers who are not executive officers, as a group	1,560,577	478,254	365,006

(1)           This column represents the “target” number of shares underlying performance share units. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance period.

Equity Compensation Plans

The table below presents information as of December 31, 2007 on the company’s equity plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity Compensation plans approved by security holders
1999 Omnibus Plan	1,840,306	$78.40	383,858
1997 Plan	20,945	$24.41	0

Equity Compensation plans not approved by security holders
2000 Plan (3)	43,749	$17.51	31,172

Total:	1,905,000	$76.41	415,030

(1)                                  Excludes an aggregate of 1,712,704 unvested shares of restricted stock, unvested restricted stock units and unvested performance share units outstanding at December 31, 2007.  With respect to performance share units, this table assumes that the maximum number of shares underlying the performance share units will be issued at the end of the relevant performance periods. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(2)                                  As of March 31, 2008:  (a) the aggregate number of stock options outstanding was 1,832,262, with a weighted average exercise price of $78.55 and a weighted average remaining term of 4.16 years;  (b) an aggregate of 2,056,934 unvested shares of restricted stock, unvested restricted stock units and unvested performance shares were outstanding.  With respect to performance share units, this assumes that the maximum number of shares underlying the performance share units will be issued at the end of the relevant performance periods.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable performance periods; (c) assuming the maximum number of shares underlying outstanding performance share units is issued, there were no shares remaining available for grant under the 1999 Omnibus Plan; and (d) the number of shares of priceline.com common stock outstanding was 38,514,267.

(3)                                  The 2000 Plan was adopted in connection with the company’s turnaround in 2000 and the company no longer issues equity awards under the 2000 Plan.

Corporate Governance and Board Matters

The Board of Directors

The Board of Directors is elected by and accountable to the stockholders and is responsible for the strategic direction, oversight and control of priceline.com.  Regular meetings of the Board of Directors are generally held at least five times per year and special meetings are scheduled when necessary.  Five members of the Company’s Board of Directors, representing a majority of directors nominated for re-election, are “independent,” as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The independent directors conduct at least two regularly scheduled executive sessions each year.   The Board of Directors held eight meetings in 2007.  All directors attended at least 75% of the meetings of the Board of Directors and the Board committees of which they were members during 2007.  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and has adopted written charters for each of these committees.

Corporate Governance

Corporate Governance Principles.  The Company operates under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board of Directors and management with those of priceline.com’s stockholders and promote high ethical conduct among priceline.com’s directors and employees.  A copy of the Company’s Corporate Governance Principles is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Board of Directors’ current corporate governance principles include the following:

•                  A majority of the Board of Directors will consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.

•                  At least annually, the Nominating and Corporate Governance Committee will review and concur on a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business.

•                  The Board of Directors and each committee have the power to hire independent legal, financial and other advisors as they may deem necessary, at priceline.com’s expense.

•                  The independent directors will have at least two regularly scheduled executive sessions each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors are present.

•                  The Compensation Committee meeting in executive session will evaluate the performance of the Chief Executive Officer and the Company against the Company’s goals and objectives and will determine, or recommend to the Board of Directors for determination, the compensation of the Chief Executive Officer.

•                  Continuing education of directors is encouraged and financed, as necessary, and will be reviewed by the Nominating and Corporate Governance Committee.

Director Independence.  The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors determined that each of Ralph M. Bahna, Howard W. Barker, Jr., Jeffrey E. Epstein, James M. Guyette and Craig W. Rydin is “independent” within the meaning of the rules of the NASDAQ Stock Market, Inc. and, in the case of the Audit Committee members, the rules of the Securities and Exchange Commission as well.  In connection with the independence determination for Mr. Bahna, the Board of Directors considered the ordinary-course transactions involving the supply of hotel rooms to priceline.com customers by Club Quarters, an international group of hotels, of which Masterworks Development Corporation, controlled by Mr. Bahna, is a minority stakeholder.  The Board of Directors concluded that these transactions did not impair Mr. Bahna’s independence because, among other reasons, the amounts in question were considerably below the thresholds set forth in the NASDAQ Stock Market, Inc.’s independence standards.

Director Nominees.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Principles, namely: (i) highest personal and professional ethics and integrity; (ii) relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of the Company’s business; (iii) demonstrated leadership skills through involvement in business, professional, charitable or civic affairs; (iv) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (v) ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities; (vi) ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; (vii) the fit of the individual’s expertise, skills, knowledge, experience and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company; and (viii) diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of priceline.com and the composition of the Board of Directors. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth.  Outside consultants may also be employed to help in identifying candidates.  Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees recommended by the Nominating and Corporate Governance Committee. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the company’s 2009 Annual Meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our By-laws, to the Secretary of our Board of Directors, c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut, no earlier than March 6, 2009 and no later than April 5, 2009.

Communications with the Board of Directors.  Stockholders may contact any of the Company’s directors, a committee of the Board of Directors, the Board of Directors’ non-employee directors as a group, or the Board of Directors as a whole by writing to them c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut 06854.  Stockholders should indicate how many shares of priceline.com common stock they own as of the date of their communication.  Communications received in this manner will be handled in accordance with procedures developed and approved by a majority of the Company’s “independent” directors.

Attendance at Annual Meetings.  The Company expects directors to make every effort to attend the Company’s annual meeting of stockholders.  With the exception of Jan L. Docter, who joined the board effective November 1, 2007, all of the current members of the Company’s Board of Directors attended priceline.com’s 2007 annual meeting of stockholders in June 2007.

Code of Ethics.  The Company has adopted a Code of Business Conduct and Ethics and requires all employees to adhere to the Code of Business Conduct and Ethics in discharging their work-related responsibilities.  A copy of the Company’s Code of Business Conduct and Ethics is available on the Investor Relations/Corporate Governance section of priceline.com’s Web site located at www.priceline.com.  There were no amendments to or waivers of the Code of Business Conduct and Ethics in 2007.

Rights Plan Policy.  The Company does not have a stockholder rights plan, sometimes refered to as a “poison pill.”

Committees of the Board of Directors

Audit Committee.  The Audit Committee of the Board of Directors consists of Howard W. Barker, Jr., Jeffrey E. Epstein and Craig W. Rydin.  Mr. Barker is Chairman of the Audit Committee.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that Mr. Barker is an “audit committee financial expert,” as defined by SEC rules.  The Audit Committee’s responsibilities include, among other things, reviewing priceline.com’s financial statements and accounting practices, overseeing the Company’s relationship with the independent registered public accounting firm, including making all decisions relating to appointing, determining funding for and overseeing the independent registered public accounting firm, overseeing internal audit, and reviewing the results and scope of the audit and other services provided by priceline.com’s independent registered public accounting firm.  A copy of the Audit Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Audit Committee met eight times in 2007.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Messrs. Jeffrey E. Epstein, Craig W. Rydin and James M. Guyette.  Mr. Epstein is Chairman of the Compensation Committee.  Each member of the Compensation Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board of Directors for determination, the salary of the Company’s Chief Executive Officer, reviewing and approving the compensation of all other “executive officers” of the Company, administering priceline.com’s employee benefit plans and making recommendations to the Board of Directors with respect to the Company’s incentive compensation plans.  The Compensation Committee has delegated limited authority to the Chief Executive Officer, Chief Financial Officer and the General Counsel to determine whether and to what extent certain restricted stock and restricted stock and performance share units held by non-executive officers may be settled, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with” or “without cause”).  A copy of the Compensation Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

The Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee met eight times in 2007.  Mr. Epstein works with the Chief Executive Officer and General Counsel to establish meeting agendas.  The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer and General Counsel and with outside advisors.  The Compensation Committee also regularly meets in executive session without management following each meeting.

The Compensation Committee receives and reviews materials in advance of each meeting.  These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.  Management plays a significant role in the compensation planning process.  The most significant aspects of management’s role are:

•                  Evaluating employee performance (other than the Chief Executive Officer’s);

•                  Helping to establish business performance targets and objectives (other than the Chief Executive Officer’s);

•                  Recommending salary levels, bonus targets/amounts and equity awards (other than the Chief Executive Officer’s); and

•                  Helping to design the structure, terms and conditions of bonus plans and equity instruments.

The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation.  These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (formerly Mercer Human Resource Consulting Inc.) (“Mercer”) as its independent compensation consultant.  While Mercer reported directly to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management during the compensation planning process.

With respect to the specific 2007 compensation initiatives detailed in the Compensation Discussion and Analysis of this proxy statement (i.e., 2007 base salaries, bonus targets (and subsequent payouts) and equity grants), the compensation planning process started in October 2006.  Between the beginning of October 2006 and the end of February 2007, the Compensation Committee met on six occasions to review and discuss executive compensation matters.  In February 2007, the Compensation Committee met to discuss senior executive compensation with the Board of Directors and to formally review and have the Board Directors approve the proposed compensation of the Chief Executive Officer.

In October 2006, the Compensation Committee met to discuss and plan the steps to be taken during the compensation planning process over the following months.  The Compensation Committee settled on, among other things, Mercer’s and senior management’s role in the planning process and agreed that  management (primarily the Chief Financial Officer and General Counsel) would act as the primary liaisons with Mercer to provide necessary information for Mercer’s review and discuss and review compensation proposals before formal presentation to the Compensation Committee.  The Compensation Committee met three times in January 2007, at first to evaluate and discuss the general structure or underlying philosophy of, among other things, the 2007 bonus plan and equity grants, and subsequently to discuss more detailed aspects of the plans, from individual bonus targets and equity grants, to specific funding and vesting provisions.  The Compensation Committee met in February 2007 to review and give final approval to the initiatives related to the 2007 planning process.

During the compensation process, the General Counsel and, to a lesser extent, the Chief Financial Officer, interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, from specific compensation proposals for executives, the structure of equity grant instruments (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis of this proxy statement) or proposed funding mechanisms or structure of a bonus plan.

In connection with the specific recommendations on the design of the 2007 bonus plan and 2007 equity grants (i.e., number of shares/units to be granted, specific performance thresholds, etc.), the Chief Executive Officer developed recommendations based on guidance given by the Compensation Committee.  Those specific recommendations were reviewed with Mercer, and revised accordingly, if appropriate, before presentation and detailed review by the Compensation Committee.  The final elements of the 2007 bonus plan and equity grants were the result of an iterative process and aspects of each were refined and changed during the process as a result of the Compensation Committee’s direction.

In early 2008, as described more fully in the Compensation Discussion and Analysis of this proxy statement, the Compensation Committee determined funds to be allocated to the 2007 bonus pool and amounts to be paid to individual executive officers.

Additional information on the Compensation Committee’s consideration of executive compensation is addressed in the Compensation Discussion and Analysis in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. James M. Guyette, Howard W. Barker, Jr. and Ralph M. Bahna.  Mr. Guyette is Chairman of the Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Nominating and Corporate Governance Committee’s primary purposes are to:  (a) identify individuals believed to be qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and to select, or recommend to the Board of Directors, the nominees to stand for election as directors at the annual meeting of stockholders; (b) identify members of the Board of Directors qualified to fill vacancies on any committee of the Board of Directors (including the Nominating and Corporate Governance Committee) and to recommend that the Board of Directors appoint the identified member or members to the respective committee; (c) assess whether candidates to join the Board of Directors would be “independent” under the rules of the NASDAQ Stock Market, Inc.; (d) establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate; (e) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and to review and consider the effectiveness of those principles at least once a year; (f) review, at least annually, priceline.com’s Code of Business Conduct and Ethics and, if appropriate, make recommendations to the Board of Directors of suggested modifications or changes;  (g) assist management in the preparation of the disclosure in priceline.com’s proxy statement regarding the operations of the Nominating and Corporate Governance Committee and (h) designing a process for the Board to conduct a self-evaluation.

A copy of the Nominating and Corporate Governance Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”   The Nominating and Corporate Governance Committee met five times in 2007.  The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the eight director nominees currently standing for re-election at the Annual Meeting.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2008 by (1) each stockholder known by priceline.com to be the beneficial owner of more than 5% of the Company’s common stock; (2) each Director of priceline.com; (3) priceline.com’s Chief Executive Officer, Chief Financial Officer and each of its other three most highly compensated executive officers; and (4) all executive officers and Directors as a group.  The percentage of shares owned is based on 38,514,267 shares outstanding as of March 31, 2008.

	SHARES BENEFICIALLY OWNED (a)
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Jeffery H. Boyd (b)	613,867	1.574%
Ralph M. Bahna (c)	104,624	*
Howard W. Barker, Jr.(d)	14,000	*
Jan L. Docter (e)	17,500	*
Jeffrey E. Epstein (f)	28,666	*
James M. Guyette (g)	26,333	*
Nancy B. Peretsman (h)	157,994	*
Craig W. Rydin (i)	22,000	*
Robert J. Mylod Jr. (j)	261,496	*
Stef Norden (k)	36,460	*
Peter J. Millones (l)	63,441	*
Chris Soder (m)	79,591	*
FMR LLC (n)	4,518,706	11.733%
Stephen F. Mandel, Jr. (o)	3,122,903	8.108%
Viking Global Performance LLC (p)	2,027,200	5.264%
PAR Investment Partners, L.P. (q)	2,534,802	6.581%
Prince Alwaleed Bin Talal Abdulaziz Al Saud (r)	1,993,567	5.175%
All directors and executive officers as a group (15 persons) (s)	1,651,134	4.168%

*   Represents beneficial ownership of less than one percent.

(a)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes sole voting and investment power with respect to securities, except as discussed in the footnotes below. Stock options that are currently exercisable or exercisable within 60 days after March 31, 2008 and restricted stock units that vest by their terms within 60 days after March 31, 2008, are deemed to be outstanding and to be beneficially owned by the person holding such stock options and/or restricted stock units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Shares of restricted stock are deemed to be issued and outstanding.  Performance share units issued to each of the named executive officers are not considered issued or outstanding, unless distributable within 60 days.

(b)   Includes (1) 166 shares held by an immediate family member of Mr. Boyd, of which Mr. Boyd disclaims beneficial ownership; and (2) 487,499 shares that Mr. Boyd has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(c)   Includes 50,873 shares that Mr. Bahna has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(d)   Includes 8,000 shares that Mr. Barker has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(e)   Includes 17,500 of priceline.com Incorporated stock held by Doomstoorn B.V., of which Mr. Docter is the sole shareholder.

(f)    Includes 22,666 shares that Mr. Epstein has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(g)   Includes 19,333 shares that Mr. Guyette has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(h)   Does not include: (1) 1,301 shares held in custodial accounts for the benefit of certain members of Ms. Peretsman’s family; and (2) 95,320 shares held by a foundation for which Ms. Peretsman serves as a trustee.  Includes 32,873 shares that Ms. Peretsman has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.  Allen & Company LLC disclaims beneficial ownership of the shares and options referred to above.

(i)    Includes 16,000 shares that Mr. Rydin has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(j)    Includes 147,499 shares that Mr. Mylod has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(k)   Includes 33,261 shares that Mr. Norden has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(l)    Includes 44,445 shares that Mr. Millones has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(m)  Includes 62,333 shares that Mr. Soder has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2008.

(n)   Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by FMR LLC and Edward C. Johnson 3d.  FMR LLC lists its address as 82 Devonshire Street, Boston, Massachusetts 02109.

(o)   Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone  Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC, Lone Pine Capital LLC and Stephen F. Mandel, Jr., each of which lists its address as Two Greenwich Plaza, Greenwich, Connecticut 06830.  Mr. Mandel is the Managing Member of Lone Pine Associates LLC, which is the beneficial owner of 257,839 shares of the Company’s common stock, Lone Pine Members LLC, which is the beneficial owner of 800,535 shares of the Company’s common stock, and Lone Pine Capital LLC, which is the beneficial owner of 2,064,529 shares of the Company’s common stock.

(p)   Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 22, 2008, by Viking Global Performance LLC, Viking Global Investors LP, Viking Global Equities LP, Viking Global Equities II LP, O. Andreas Halvorsen, David C. Ott, Thomas W. Purcell,  Jr. and Daniel J. Cahill.  Viking Global Performance LLC lists its address as 55 Railroad Avenue, Greenwich, Connecticut 06850.

(q)   Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008 by PAR Investment Partners, L.P., PAR Group L.P. and PAR Capital Management Inc.  PAR Investment Partners, L.P. lists its address as One International Place, Suite 2401, Boston, MA  02110.

(r)    Based solely on a Schedule 13G filed with the Securities and Exchange Commission on September 28, 2001 (and after giving effect to the June 2003 one-for-six stock split) by His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud.  The address of His Royal Highness Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud is Kingdom Holding Company, P.O. Box 8653, Riyadh, 11492, Kingdom of Saudi Arabia.

(s)   Includes shares beneficially owned by all Directors and executive officers of priceline.com, including the named executive officers, as a group.

The address of all Directors, officers and other individual stockholders (except as otherwise set forth above) is 800 Connecticut Avenue, Norwalk, Connecticut 06854.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of priceline.com common stock and other equity securities of the Company.  Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, each of our officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

Compensation Discussion and Analysis

Executive Compensation Program Philosophy and Objectives

Priceline.com’s goal is to be the leading worldwide on-line hotel reservation service.  To achieve this goal, it is critical that priceline.com be able to attract, motivate and retain highly talented individuals at all levels of the organization.  All of priceline.com’s compensation and benefits programs described below are designed to accomplish these objectives and, in turn, enhance long-term stockholder value.

The Compensation Committee of the priceline.com Board of Directors (the “Committee”) believes that total compensation should be based on the level of job responsibility, individual performance and company performance.  As employees progress to higher levels in priceline.com, an increasing proportion of their pay should be linked to priceline.com’s performance, because they are more able to affect the company’s results.  The Committee believes that compensation should reflect the value of the job in the marketplace and, as discussed in more detail below, generally tries to set total “target” compensation for the named executive officers at or below “market” levels of comparative pay.  Because the Committee believes that compensation should reward performance, a significant percentage of executive officer compensation is “at risk” — in other words, if performance targets are not met, payouts are reduced or eliminated.  However, the Committee also recognizes that the company’s compensation program must motivate high-achieving individuals even during periods of temporary downturns in company performance and, as a result, seeks to ensure that there is a balance between performance elements and retention elements.  Ultimately, priceline.com’s compensation program for executive officers and employees should foster long-term focus, which the Committee believes is required for success in the rapidly evolving on-line travel industry.

Different elements of the priceline.com compensation program are designed to engender different behaviors:

•      Base salary and benefits are designed to attract and retain employees over time.

•      Award opportunities under priceline.com’s annual performance based bonus plan are designed to focus employees on priceline.com’s financial and other objectives for a particular year, the important goals for departments, such as Hotel, Rental Car and Customer Service, and individual objectives in connection with each executive’s individual performance goals.

•      Long-term incentives - performance share units (“PSUs”), restricted stock and restricted stock units - under the stockholder-approved priceline.com 1999 Omnibus Plan, focus executives’ efforts on the areas that the Committee believes are necessary to ensure the long-term success of priceline.com, as reflected in, among other things, increases to priceline.com’s stock price over a period of several years, growth in its earnings and accomplishment of long-term performance goals.

•      Severance agreements and change of control provisions in the company’s equity instruments are designed to facilitate priceline.com’s ability to attract and retain executives as priceline.com competes for talented employees in the very competitive marketplace for experienced Internet executives, where these protections are often offered.  The severance benefits described below provide benefits to ease the consequences of an unexpected employment termination by priceline.com due to on-going changes in priceline.com’s employment needs.  The change of control benefits described below encourage employees to remain focused on priceline.com’s business in the event of rumored or actual fundamental corporate change and, in many instances, to provide assistance during any transition.

The Role of Management

The Chief Executive Officer, Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Committee when developing the structure of and setting performance metrics for the company’s annual performance based bonus plan and annual equity grants.  The Chief Executive Officer provides detailed recommendations to the Committee of base salary, annual performance based bonus plan opportunities and awards and long-term incentive award values for the executive officers.  For the named executive officers other than the Chief Executive Officer, the Committee receives an oral performance assessment and compensation recommendation from the Chief Executive Officer in executive session without the presence of the other executive officers.  The Committee gives significant weight to the Chief Executive Officer’s judgment when assessing each of the other executive officers’ performance and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to the company.   See “Corporate Governance and Board Matters – The Compensation Committee” in this proxy statement for details on the 2007 compensation planning process.

The Board of Directors meets annually at the beginning of the year with the Chief Executive Officer to agree upon his performance objectives (which are generally stated in terms of company objectives) for the year.  At the beginning of the following year, the Chief Executive Officer presents to the Committee a summary of his and the company’s performance over the past year.  The Committee then meets in executive session without the presence of management to review the performance of, and develop compensation recommendations for, the Chief Executive Officer.  The Committee Chairperson then discusses with the Board of Directors in executive session the Chief Executive Officer’s performance and the Committee’s compensation recommendations.  The Board of Directors then deliberates, discusses the review to be given to the Chief Executive Officer and sets the Chief Executive Officer’s compensation.  The Chairperson of the Committee then meets with the Chief Executive Officer to conduct a performance review of the Chief Executive Officer based on his achievement of the agreed-upon objectives, contribution to the company’s performance, and other leadership accomplishments.  Neither the Chief Executive Officer nor other members of management make any proposals to the Committee or the Board of Directors with respect to the Chief Executive Officer’s base pay, performance based cash bonus opportunity or awards, or equity incentives.

The Role of the Compensation Consultant

The Committee engaged Mercer Inc. (formerly Mercer Human Resource Consulting Inc.), an outside global human resources consulting firm, to advise and counsel the Committee on the company’s compensation program for the named executive officers.  Mercer has been working with the Committee for approximately eight years in connection with the Committee’s review of senior executive compensation.  Mercer provides no services to the company other than those related to the company’s compensation program.

At the direction of the Committee, management generally provides all Committee materials to Mercer and discusses all materials and recommendations with Mercer in advance of each Committee meeting.  Mercer considers the information presented to the Committee and discusses the information with the Committee.  Mercer attends all Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Committee, management (generally the Executive Vice President and General Counsel and, to a lesser extent, the Chief Financial Officer) regularly asks Mercer to provide calculations and market data used by the Committee in its decision-making process.  The Committee periodically requests the Executive Vice President and General Counsel and his staff to seek Mercer’s input or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee.  The Committee’s Chairperson and/or management may also independently seek Mercer’s advice on various matters to assist the Committee in its decision-making process.

During 2007, among other things, Mercer assisted the Committee on the following matters:

•      Advised the Committee on the composition of the Compensation Peer Group

•      Prepared analyses of named executive officer compensation levels as compared to the Compensation Peer Group

•      Evaluated the design and opined on the appropriateness of the Company’s 2007 performance based bonus plan and performance share units and provided suggested design changes and recommendations

•      Prepared tally sheets and IRS Section 280(g) analysis (“excise parachute payments”)

Benchmarking

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded companies.  The Committee reviews annually the appropriateness of the companies comprising the peer group.  In determining the appropriate peer group of companies to be used in connection with the 2007 compensation planning process, the Committee looked closely at, among other things, companies included in the prior year’s peer group and the Goldman, Sachs & Co. Internet Sector index.  In deciding whether to add or substitute companies from the index, the Committee focused on companies in the index with revenues and/or gross profit that were approximately half to two times priceline.com’s.  In addition, the Committee sought to include in the peer group direct competitors of the Company, such as Expedia and Sabre Holdings Corp, which operates the on-line travel services company, Travelocity.  After discussion with Mercer, the Committee determined that the eighteen companies listed below, which are primarily Internet services, travel services and e-commerce companies, would comprise the 2007 peer group (the “Compensation Peer Group”):

•      Expedia Inc.

•      Sabre Holdings Corp

•      Earthlink Inc.

•      United Online Inc.

•      Netflix Inc.

•      1-800-Flowers.com

•      ValueClick Inc.

•      RealNetworks Inc.

•      Monster Worldwide Inc.

•      Digital River Inc.

•      Move Inc.

•      FTD Group Inc.

•      GSI Commerce Inc.

•      CNET Networks Inc.

•      InfoSpace Inc.

•      Digitas Inc.

•      aQuantive Inc.

•      Overstock.com Inc.

For comparison purposes, the Committee focused on priceline.com’s gross profit versus the Compensation Peer Group.  Based on the four most recent quarters of data that were available at the time that the Committee initiated its review (for most companies, the third quarter 2005 through the second quarter 2006), priceline.com’s gross profit ranked at approximately the 68th percentile of the Compensation Peer Group.  In comparing priceline.com’s compensation against the Compensation Peer Group, the Committee considered the 68th percentile of executive pay for the Compensation Peer Group to be a general proxy for “market” compensation.  Mercer adjusted the compensation information from the Compensation Peer Group, which was primarily from fiscal year 2005, to account for projected pay increases over the 2005-2007 timeframe.

A number of the companies in the Compensation Peer Group had chief executive officers who were also founders of their respective companies.  While these “founder” chief executive officers typically had low base salaries – in one instance, no base salary – they often had very significant equity stakes in their companies that the Committee believed were generally attributable to their roles in starting the companies.  Consistent with its view during the prior year’s compensation review, the Committee did not believe that the compensation paid to these executives was necessarily representative of the compensation paid to “non-founder” chief executives.  As a result, the Committee thought it was prudent as part of its analysis to focus on compensation paid to “non-founder” chief executive officers in determining the appropriate compensation range for Mr. Boyd.

The Committee used the data of the Compensation Peer Group primarily to ensure that the priceline.com executive compensation program as a whole is competitive, meaning generally at or below “market” levels, as described above, of comparative pay of the Compensation Peer Group when the company achieves the targeted performance levels and, in many cases, above “market” levels if performance exceeds targets.  The Compensation Peer Group provides the Committee with guidance, but does not dictate the setting of the named executive officers’ compensation.  The difference in compensation paid to the Chief Executive Officer versus the other named executive officers is primarily due to the higher level of responsibility for the Chief Executive Officer and the market level of compensation paid to chief executives in the Compensation Peer Group.

Components of Executive Compensation in 2007

The Committee annually reviews each named executive officer’s total direct compensation, which consists of base pay, performance based cash bonus opportunity, and equity incentives. In addition to these primary compensation elements, the Committee reviews any other compensation, to the extent applicable, and payments that would be required under various severance and change-in-control scenarios.  In making compensation decisions, the Committee also takes into consideration historical compensation, including the vested and unvested value of unexercised stock options and the unvested value of other outstanding equity (restricted stock, restricted stock units and performance share units) under different scenarios and at different prices.

Before giving final approval to the annual compensation initiatives, the Committee reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer.  The tally sheet generally summarizes each officer’s total “target” compensation for the applicable year and, using a current stock price, estimates the payments to be made to the officer under certain termination of employment and change of control scenarios.  In

2007, the Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base salary

Base salary ranges for named executive officers are determined based on, among other things:

•      information from the Compensation Peer Group described above;

•      individual performance of the executive, including level of responsibility and breadth of knowledge; and

•      internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed.  Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

In establishing Mr. Boyd’s base salary for 2007, the Committee and the Board of Directors considered the company’s and Mr. Boyd’s accomplishments of objectives that had been established at the beginning of 2006 and its own subjective assessment of his performance.  In addition to considering Mr. Boyd’s leadership qualities and breadth of knowledge and skill, the Committee and Board of Directors noted, among other things, that:

•      under Mr. Boyd’s leadership, the company’s pro forma net income per share, which is discussed in more detail below, and which is one of the primary internal and external metrics upon which the company judges its performance, increased approximately 48% in 2006 over the prior year and significantly exceeded the financial plan provided by Mr. Boyd to the Board of Directors at the beginning of 2006;

•      the company’s 2006 pro forma earnings growth significantly exceeded that of its primary competitors in the on-line travel industry; and

•      priceline.com had successfully integrated U.K.-based Active Hotels Ltd. and Amsterdam-based Bookings B.V., giving priceline.com one of the largest and fastest growing on-line hotel businesses in Europe.

Based on the Committee’s review of the Compensation Peer Group, Mr. Boyd’s annual base salary at the time of the review, which was $500,000, was approximately 16% below the “market” base salary (approximately the 68th percentile, as discussed above) for non-founder chief executive officers.  In recognition of these factors and Mr. Boyd’s continued strong leadership, the Committee recommended to the Board of Directors, and the Board of Directors authorized, an increase in Mr. Boyd’s annual base salary from $500,000 to $550,000.

Mr. Boyd recommended, and the Committee approved, base salary increases for Messrs. Mylod and Millones of approximately 5% (to $420,000) and 5.45% (to $290,000), respectively.  In addition, in recognition of his promotion to President, North American Travel, Mr. Soder received a 10% salary increase (to $330,000).   Mercer noted that, even after giving effect to the salary increases, the annual base salaries for those officers were below “market.”

Performance based cash bonus

In 2007, the Committee approved a 2007 performance based cash bonus plan (the “2007 Bonus Plan”) applicable to priceline.com’s domestic employees and international employees.

What metric was used?  The 2007 Bonus Plan was based upon the accomplishment of certain pro forma EBITDA targets.  For purposes of the plan, EBITDA is operating income before interest, tax, depreciation and amortization expense and includes foreign currency gains/losses associated with hedging activities and income/loss from pricelinemortgage.  Pro forma EBITDA excludes stock based compensation expense, option payroll tax expense and other items which, in the sole judgment of the Committee, are “one time” or “non-recurring” in nature, whether favorable or unfavorable (for example, in 2007, the benefit associated with a federal airline excise tax refund and the expense associated with the settlement of the company’s 2000 securities litigation were both excluded from pro forma EBITDA).

These adjustments to EBITDA are generally consistent with the adjustments made by priceline.com in the calculation of pro forma net income, which is disclosed in the company’s quarterly and annual earnings announcements and is referenced by many of the financial analysts that follow priceline.com.  The adjustments are intended to ensure that any payments under the 2007 Bonus Plan represent the underlying growth of priceline.com’s core business and are not inflated or deflated due to non-cash, “one time” or “non-recurring” items.  The Committee believes that this measure is effective as it focuses employees on the company’s core earnings so that they can be directly rewarded for business growth and productivity improvements.  The Committee believes that this measure is also an effective motivator because it is relatively easy to track and generally understood by employees

How did the 2007 Bonus Plan work?  The 2007 Bonus Plan was composed of three separate “sub” pools - one for U.S.-based employees, which was based on priceline.com’s “domestic” pro forma EBITDA, one for Booking.com employees, which was based on Booking.com’s pro forma EBITDA, and one for those U.S.-based executives, including the named executive officers other than Mr. Norden, who had responsibility for the company’s “consolidated” operations, which was based on priceline.com’s consolidated pro forma EBITDA.  As priceline.com met and/or exceeded the pre-established pro forma EBITDA targets, an increasing percentage of the 2007 bonus pools funded.  Under the terms of the plan, lower level employees reached full funding at lower targets than executives.

As adopted in early 2007, bonus pools under the 2007 Bonus Plan were to fund as follows:

•      maximum funding for the “domestic” bonus pool would only be achieved when 2007 year-over-year pre-bonus pro forma “domestic” EBITDA growth exceeded 20%; on the other hand, if “domestic” pre-bonus pro forma EBITDA growth was 10%, only 7% of the pool for senior executive officers would be funded.

•      maximum funding for the “consolidated” bonus pool would only be achieved when 2007 year-over-year pre-bonus pro forma “consolidated” EBITDA growth exceeded 25%; on the other hand, if “consolidated” pre-bonus pro forma EBITDA growth was 10%, only 5% of the pool for senior executive officers would be funded.

•      maximum funding for the Booking.com B.V. bonus pool would only be achieved when Booking.com B.V.’s year-over-year 2007 pre-bonus pro forma EBITDA growth exceeded 30%; on the other hand, if Booking.com B.V.’s pre-bonus pro forma EBITDA growth was 10%, there would be no funding of the bonus pool for senior executive officers.

As the growth targets above illustrate, significant funding of the 2007 Bonus Pool for the company’s named executive officers would only occur upon the achievement by the company of significant double-digit-year-over-year earnings growth.  The Committee believed at the time of adoption that the growth rates required for meaningful funding of the bonus pools for executive officers would exceed those which would be achieved by the company’s on-line travel competitors.  As a result, the Committee believed that the bonus component of each executive’s annual cash compensation was at significant risk in 2007.

Individual Bonus Targets.  Bonus targets for the named executive officers were based on job responsibilities, internal relativity, and data for the Compensation Peer Group.  The Committee’s objective was to set bonus targets such that total annual cash compensation would fall at approximately the “market” level of competitive pay only if the company’s domestic and international businesses achieved their performance targets.  Accordingly, a substantial portion of that compensation was linked to priceline.com’s performance.  Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to priceline.com’s performance through the 2007 Bonus Plan.  The Committee established bonus targets for 2007 (expressed as a percentage of annual base salary) for the named executive officers ranging from 50% to 150% and maximum amounts ranging from 75% to, in the case of Priceline Europe’s Chief Executive Officer, 300%.  The Committee reserved the right in its complete discretion to decrease payouts below “target” or “maximum” amounts, notwithstanding priceline.com’s financial performance, and increase the “maximum” amounts paid out under the 2007 Bonus Plan.

Priceline.com’s 2007 Performance and Funding of the 2007 Bonus.  In the Committee’s judgment, 2007 was an extraordinary year for priceline.com.  The company significantly out-performed, often by double-digits, many of the financial targets established at the beginning of the year as part of the company’s 2007 financial forecast (i.e., consolidated gross travel bookings, consolidated gross profit, and consolidated pro forma EBITDA and net income).  In addition, the company’s earnings growth significantly exceeded that of its other public company competitors.  Finally, as discussed below, the company significantly exceeded the pro forma EBITDA targets established as part of the 2007 Bonus Plan.  As a result, the 2007 Bonus Plan, and all three constituent pools, was fully funded.

Given the company’s significant over-performance versus both the maximum funding thresholds in the 2007 Bonus Plan and the accomplishment of many of the corporate objectives identified at the beginning of the year, which are described in more detail below, the Committee authorized additional funding for the 2007 bonus pools over amounts contemplated by the 2007 Bonus Plan.  The Committee believed that the extent of the over-performance justified the allocation of additional funds to the 2007 bonus pools to reward the company’s employees for the company’s significant achievements.  The Committee authorized increasing the funding of the U.S. pools for 2007 by an aggregate of approximately 9% and the funding for the Booking.com B.V. pool by approximately 23%.

Priceline.com’s 2007 consolidated pro forma EBITDA exceeded the maximum targets required for full funding by more than 35% and – after giving effect to the increase to the bonus pool described above and the payment of bonuses – grew by more than 100% year-over-year.  In addition, Booking.com’s 2007 consolidated pro forma EBITDA exceeded the maximum targets required for full funding by approximately 50% and – after giving effect to the increase to the bonus pool described above and the payment of bonuses – more than doubled year-over-year.

Individual Bonus Amounts.  In early 2008, the Committee reviewed the company’s 2007 results and worked with the Chief Executive Officer to develop appropriate bonus amounts for the company’s executive officers, other than Mr. Boyd.  As described above, the Committee also worked in executive session with Mercer and the Board of Directors to develop appropriate bonus amounts for Mr. Boyd.  The bonuses paid to the named executive officers were paid in March 2008 and appear in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column.

Mr. Boyd.  Based on the company’s performance in 2007 and Mr. Boyd’s strong leadership, the Committee and the Board of Directors authorized the company to pay Mr. Boyd a $1,350,000 bonus for 2007, which was $250,000 higher than the maximum amount provided for by the bonus plan adopted in early 2007.  In addition to considering the significant over-achievement of the maximum funding thresholds in the 2007 Bonus Plan, the Committee and the Board of Directors considered, among other things, the following in arriving at Mr. Boyd’s bonus:

•                  the company significantly exceeded its primary consolidated financial performance goals and achieved the majority of the corporate goals established at the beginning of 2007.  In early 2007, the Committee and Board agreed with Mr. Boyd on specific company objectives for 2007.  Those goals included, among other things:

•                  to grow gross travel bookings by approximately 20% to 25% year-over-year (gross travel bookings grew by approximately 45%), achieve significant year-over-year growth in domestic, international and consolidated pro forma EBITDA (which, as described above, was achieved), and maintain the company’s consolidated pro forma EBITDA and pro forma net income as a percentage of gross profit (all of which were achieved);

•                  goals tied to the company’s primary services (air, hotel, rental car and vacation packages), such as to maintain access to airline content through new supply agreements with major airline carriers (the company signed a number of new agreements with carriers in 2007) and achieve specific gross profit growth targets for the company’s air, hotel, rental car and vacation package services (which were achieved for hotel and rental car, but not for air and vacation packages);

•                  goals tied to the company’s on-line and off-line marketing initiatives, including achieving improvements in return on domestic online marketing expense (achieved);

•                  goals tied to the geographic expansion of the company’s international business (achieved); and

•                  a number of other subjective and qualitative factors, such as, among other things, Mr. Boyd’s integrity, vision for the corporation, people management skills, investor and Board communication skills, stock price appreciation, and governance and succession planning.

The goals described above are not an exhaustive list of the corporate goals established at the beginning of 2007 or a complete list of all the factors considered in establishing Mr. Boyd’s 2007 bonus amount, but they are representative of the material considerations reviewed and discussed by the Committee and the Board of Directors.  After balancing the company’s performance against the company’s 2007 goals, the company’s position in the market relative to its major competitors, and the accomplishment and over-performance of the 2007 Bonus Plan financial thresholds, the Committee and Board of Directors thought that priceline.com’s performance in 2007 was exceptional and, therefore, that the actual bonus amount authorized by the Board of Directors and paid to Mr. Boyd was appropriate.

Other Named Executive Officers.

The bonuses paid to the named executive officers below reflected the company’s strong performance during 2007, which is described in detail above.  The bonus amounts also reflect the factors described below.

Mr. Mylod’s award reflects Mr. Mylod’s important role in advising the Board of Directors and Chief Executive Officer on the company’s strategic direction, key role in developing the company’s annual financial plan and overseeing the achievement of that plan, success in helping to identify and complete the acquisition of Agoda in November 2007 and in developing and maintaining strong relationships with the investment and analyst community.

Mr. Norden’s award reflects his role leading the company’s international operations and the extraordinary growth experienced by Booking.com B.V. in 2007, which is summarized above.

Mr. Soder’s award reflects the strong performance of priceline.com’s domestic business, which grew year-over-year at higher rates than the company’s public company competitors, the strong performance of the domestic hotel and rental car services, which achieved attractive growth rates in 2007, and successful oversight of negotiations with a number of the company’s service providers, including a number of major airline carriers.

Mr. Millones’ award is in recognition of, among other things, his oversight of the company’s litigation, legal support for the acquisition of Agoda in November 2007, and oversight of the company’s U.S. human resource department.

In determining bonus amounts for the executives above, in addition to considering the factors described above, the Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each executive’s ability to act and think strategically, ability to get results and ability to demonstrate a strong leadership style.

Equity incentives

Overview.  Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity incentives) of executives within the Compensation Peer Group.  When it makes grants, the Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants.  As with the determination of base salaries and bonus awards, the Committee exercises judgment and discretion in view of the above criteria and its general policies.

In connection with the 2007 compensation planning process, the Committee authorized and the company granted two primary forms of equity incentives:  PSUs and restricted stock/restricted stock units; the grants to the named executive officers are described below under PSUs tied to priceline.com’s 2007 through 2009 consolidated performance and Restricted stock and restricted stock units.  In addition, in late 2007, in connection with the beginning of the 2008 compensation planning process, the Committee authorized a grant of

PSUs to Mr. Norden and other Booking.com B.V. employees, which is described below under PSUs tied to Booking.com’s 2008 through 2010  performance.

The Committee believes that the PSUs described below closely align senior management with priceline.com’s achievement of longer-term - in the case of each of the PSU grants, three years - financial objectives that enhance stockholder value.  The Committee also believes that the restricted stock and/or restricted stock units described below, especially when balanced with PSUs, serve a similar role, however, with a greater emphasis on retention, than bottom-line company performance.

PSUs tied to priceline.com’s 2007 through 2009 consolidated performance.  In 2007, each of the named executive officers, other than Mr. Norden, was granted PSUs that were based on the company’s consolidated performance over the three year period ending December 31, 2009.  The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on the company’s performance over that period.

The Committee established pro forma net income per share as the performance measure to judge priceline.com’s performance over the three year performance period.  The calculation of pro forma net income per share is intended to be substantially consistent with the calculation used by priceline.com in its quarterly and annual earnings announcements and referenced by many of the financial analysts that follow priceline.com.  The calculation of pro forma net income per share is similar to the calculation of pro forma EBITDA described above; the Committee believes that pro forma net income per share is an appropriate performance measure for many of the same reasons described above with respect to the adoption of pro forma EBITDA.  The Committee believes that pro forma net income is a good complement to the pro forma EBITDA metric described above and used in connection with the performance based bonus plan because it focuses executives on different financial drivers of the business and is impacted by, among other things, payments under the company’s bonus plans.

The PSUs will vest and be earned at the end of the three year performance period if the consolidated pro forma net income per share hurdles below are accomplished:

If consolidated pro forma net income per share for the three-year period ending December 31, 2009 is:	Then, the number of shares that will be issued is:	Pro forma net income per share target expressed as a multiple of consolidated pro forma net income per share for the three-year period ending December 31, 2006:
Less than $8.00	0	1.83x
Between $8.00 and $8.88	.75x to 1x the “target” grant	1.83x to 2.04x
Between $8.89 and $10.89	1x to 2x the “target” grant	2.04x to 2.50x
More than $10.89	2x the “target” grant	2.50x

The PSUs will be forfeited and no shares will be issued to the executives if two minimum performance hurdles are not met:

•                  As set forth in the chart above, over the three year performance period (2007 through 2009), priceline.com must increase its pro forma net income per share earnings by at least approximately 83%

over its pro forma net income per share earnings over the three year period ending December 31, 2006 (2004 through 2006); and

•                  In 2009, the final year of the performance period, priceline.com must generate a minimum of $2.00 of pro forma net income per share earnings, which is roughly equivalent to priceline.com’s pro forma net income per share generated in 2006 ($2.03 per share).

At the time of adoption, the Committee believed that these minimum forfeiture thresholds would represent meaningful hurdles for the company.  The $2.00 minimum threshold was established to ensure that the PSUs would not be earned if, notwithstanding potentially significant earnings generation in the first two years of the performance period, there was what the Committee believes would likely represent “disappointing” growth in 2009, the final year of the performance period.

The Committee believed at the time of adoption – based on information available in early 2007 and the public forecasts of the company’s major on-line competitors – that the three year performance thresholds set forth above represented significant growth hurdles.  In addition, the Committee believed that if “target” pro forma earnings were achieved (i.e., $8.88 per share), which would result in a “target” grant for executives (i.e, 1x), it would represent leading growth rates for the company’s on-line travel competitors.  Accordingly, the Committee believed that if priceline.com were to achieve the pro form net income hurdles above the stockholders of the company would be rewarded.  The Committee believed that the three-year performance period focuses executives on longer-term performance and serves as a significant retention device.  With respect to individual equity grants, the Committee increased Mr. Mylod’s “target” performance share unit grant slightly above “market” levels at the recommendation of the Chief Executive Officer and in recognition of Mr. Mylod’s broad contributions to the company beyond the strict role of chief financial officer.

Restricted stock and restricted stock units.  In 2007, the Committee also granted restricted stock (or, with respect to certain European-based employees, restricted stock units) to certain of the named executive officers.  The restricted stock granted in 2007 to these officers is scheduled to vest on the third anniversary of the date of grant if the executive is employed by priceline.com at that time.  The Committee believes that restricted stock and restricted stock units are an effective incentive for priceline.com’s executives to remain with the company, even during periods of volatility in priceline.com’s stock.

PSUs tied to Booking.com’s 2008 through 2010 performance.  At the end of 2007, certain employees of the company’s principal international subsidiary, Booking.com B.V., including Mr. Norden, were granted PSUs.  The PSUs granted to Mr. Norden are based on the achievement of pro forma EBITDA by Booking.com B.V. over a three year period, 2008 through 2010.  The calculation of pro forma EBITDA is substantially similar to the calculation described above.  If the minimum performance thresholds established by the Committee are not met, the PSUs will not vest or be earned.  The number of shares that could be issued at the end of the three-year performance period ranges from zero to three times the “target” grant, depending on the company’s performance over that period.    In connection with the PSU grant, the recipients of the PSUs agreed not to compete with Booking.com B.V. or solicit its employees for a one-year period following the employee’s separation from the company.

With respect to performance goals for Mr. Norden:

If Booking.com B.V.’s pro forma EBITDA for the three-year period ending December 31, 2010 is:	Then, the number of shares that will be issued is:
Less than approximately 1.53x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	0
Between approximately 1.53x and approximately 2.02x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	0x to 1x the “target” grant
Between approximately 2.02x and approximately 2.70x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	1x the “target” grant

Between approximately 2.70x and approximately 2.83x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	1x to 2x the “target” grant
Between approximately 2.83x and approximately 3.03x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	2x to 3x the “target” grant
More than approximately 3.03x Booking.com B.V.’s pro forma EBITDA for the three year period ending December 31, 2007	3x the “target” grant

Based on information available in early 2007 and the public forecasts of the company’s major on-line competitors, the Committee believed at the time of adoption that the three year performance thresholds set forth above represented significant growth hurdles and that if the targets were achieved they would represent leading growth rates for the company’s on-line travel competitors in Europe.  Accordingly, the Committee believed that if Booking.com B.V. were to achieve the pro forma EBITDA hurdles above the stockholders of the company would be rewarded.  The Committee believed that the three-year performance period focuses executives on longer-term performance and serves as a significant retention device.

The issuance of the PSUs to Mr. Norden and members of the Booking.com B.V. management team was intended to serve as a transition from the investment structure that was implemented at the time of the acquisition of Booking.com in 2005, which was largely focused on the performance of the subsidiary European operations.  As Booking.com’s business becomes more integrated with that of priceline.com’s, the Committee believed that it was important to give employees responsible for running the international business a meaningful stake in priceline.com’s consolidated business and align their long-term interests with those of the company’s stockholders.  The Committee believed that the PSUs struck the appropriate balance by focusing the executives on Booking.com B.V.’s financial performance for which they are directly responsible, but, to the extent the relevant thresholds are met, rewarding them in priceline.com common stock, which, the Committee believed, aligns their interests with those of the company’s stockholders.  Finally, the Committee believed that with Booking.com B.V.’s success and increasing profile, the non-competes received in return for the PSUs would have long-term value for the company.

The Committee noted that the 2007 “target” PSU grant to Mr. Norden placed Mr. Norden’s total 2007 compensation at the very high end of the range of compensation relative to the Compensation Peer Group.  In making the grant, the Committee considered, among other things, that Mr. Norden’s personal ownership interest in Booking.com B.V.’s holding company, which Mr. Norden purchased at the time of the acquisition of Booking.com B.V., was scheduled to be sold in 2008.  The Committee believed it was important to put in place meaningful long-term incentive compensation for Mr. Norden to attempt to retain him beyond 2008.  Given Mr. Norden’s important role overseeing the growth of the company’s international subsidiary, which generated a substantial portion of the company’s 2007 earnings, the Committee thought the grant was appropriately structured to align Mr. Norden’s interests with those of the company’s stockholders.

    Stock Options.  Since the adoption by priceline.com of FAS 123(R) on January 1, 2006, the company has not issued any stock options and currently does not intend to do so.

Change of control and severance benefits

Change of Control.  Most of the company’s recent equity grants, including the PSUs and restricted stock/restricted stock units described above, provide for accelerated vesting upon a change of control.  As a general matter, upon a change of control, the vesting of outstanding PSUs and restricted stock/restricted stock units will be accelerated to the earlier to occur of six months after the change of control (as long as the employee is employed by the company on that date) or the date on which the employee is terminated “without cause” following a change of control.  In certain circumstances, Mr. Boyd’s employment arrangement provides for different accelerated vesting provisions.  See the description of Mr. Boyd’s employment agreement beginning on page 42 for more information on the acceleration of certain of his awards.

The accelerated vesting is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the company. In addition, for executives, the prospect of accelerated vesting is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.  The delay in vesting until six months after the consummation of a change of control is intended to aid any acquirer by keeping employees engaged and employed during an initial transition period, which supports a compelling business need during uncertain times.  Finally, with respect to the PSUs, the Committee believes it would be unfair to convert the PSUs into an award based on the surviving company’s pro forma metric, over which employees may have little control and the drivers of which may be very different.

Priceline.com will provide gross-ups for the named executive officers who are based in the United States from any taxes due as a result of the imposition of Section 280(g) of the Internal Revenue Code (“excise parachute payments”) because the effects of Section 280(g) generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history.  The Committee believes that the gross up payments are appropriate for the company’s most senior executives.

See the section entitled “Potential Payments Upon a Change of Control and/or Termination” beginning on page 48.

Severance benefits.  Each of the named executive officers is entitled to receive severance benefits upon a termination “without cause” or “for good reason” (or similar concept, in the case of Mr. Norden).  The arrangements with the company’s executive officers provide severance payments in an amount that the Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices.  The payments and other benefits are provided because the Committee considers a termination “without cause” or for “good reason,” as those terms are used in the employment arrangements, to be company initiated that under different circumstances would not have occurred and which are beyond the control of the separated individual.  The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment.  See the section entitled “Employment Contracts, Termination of Employment and Change-of-Control Arrangements” beginning on page 42.

Benefits

Priceline.com’s health care and other insurance programs are the same for all eligible employees, including executive officers.  For all eligible domestic employees, priceline.com has a 401(k) plan.  The 401(k) plan allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the Internal Revenue Code – $225,000 for 2007 – on a pre-tax basis.  Effective January 1, 2007, priceline.com added a cash match to its 401(k) plan for all participants, including those executive officers who participate in the plan.  Priceline.com matches 50% of the first 6% of compensation deferred as before-tax contributions.  The 401(k) match made to each of the Named Executive Officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

Priceline.com does not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security or financial services or country club memberships.

Other Matters

Share Retention Guidelines; Short-Selling Prohibition

Priceline.com does not have formal stock ownership guidelines for its executive officers.  However, in February 2005, the Company’s Chief Executive Officer and Chief Financial Officer voluntarily agreed to hold 200,000 and 100,000 shares, respectively, of priceline.com common stock and/or vested stock options, as long as they were employed by the company.  Historically, priceline.com has not allowed its executives to speculate in priceline.com’s stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls.  Priceline.com adopted a formal written policy to this effect in 2007.

Equity Issuance Dates

As part of its annual compensation planning process, in February 2007, the Committee and the Board of Directors approved the March 2007 grants to the named executive officers described above and, at that time, established March 5, 2007 as the date of grant.  In October 2007, the Committee approved the December 2007 grant of PSUs to Mr. Norden and other Booking.com executives and, in November 2007, the Board of Directors established December 1, 2007 as the date of grant.  Consistent with the terms of the company’s equity grant policy, other equity grants during 2007 were made on the second business day following the deadline for filing the company’s Form 10-Q with the Securities and Exchange Commission and all grants were approved in advance by the Committee.

For 2008, the Committee selected the second business day following the deadline for filing the company’s Form 10-K or Form 10-Qs, as appropriate, and the day after the Company’s Annual Meeting of Stockholders in June as the dates of grant for any equity issuances (to the extent the Committee authorizes any issuances) to executives and employees in 2008.  The Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion.  All grants are or will be, as applicable, approved in advance by the Committee.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each “covered employee” (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Committee’s primary objective in designing and administering priceline.com’s compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value, all as described above.  When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder will be tax deductible by the Company.  The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

For example, payments under the 2007 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not deductible under Section 162(m) because the 2007 Bonus Plan allowed the Committee to exercise its discretion to make adjustments to what was included or excluded from the pro forma net income per share metric – discretion that is intended to ensure that the results measured in the bonus plan represent the underlying growth of priceline.com’s core business.

2008 Compensation Decisions

In February 2008, the Committee approved the bonus payments to the named executive officers under the 2007 Bonus Plan, which appear in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column and are described in detail above.  At the same time, the Committee authorized a salary increase for Mr. Millones, approved a bonus plan for 2008 and authorized equity grants to priceline.com’s named executive officers.  Effective April 1, 2008, Mr. Millones’ annual base salary is $330,000.

The 2008 bonus plan provides the following “minimums” and “targets” for the named executive officers (each as a percentage of 2008 annual base salary):

Name	Minimum	Target
Jeffery H. Boyd	0%	125%
Robert J. Mylod	0%	100%
Christopher L. Soder	0%	100%
Stef Norden	0%	300%
Peter J. Millones	0%	75%

The Committee reserves the right in its complete discretion to increase or decrease payouts above or below “target”, notwithstanding priceline.com’s financial performance.

In addition, on March 5, 2008, the Company granted certain of its employees, including the named executive officers, performance share units in the amounts set forth across their names below:

Name	“Target” Grant
Jeffery H. Boyd	18,038
Robert J. Mylod	12,548
Christopher L. Soder	5,098
Stef Norden	6,108
Peter J. Millones	5,098

The performance share units are payable in shares of the Company’s common stock. The performance share units granted to Messrs. Boyd, Mylod and Millones will vest upon the attainment of certain performance targets by the Company’s consolidated operations during the period commencing on January 1, 2008 and ending on December 31, 2010 (the “Performance Period”).  The performance share units granted to Mr. Soder will vest upon the attainment of certain performance targets by the Company’s unconsolidated domestic operations during the Performance Period.  The performance share units granted to Mr. Norden will vest upon the attainment of certain performance targets by the following of the Company’s subsidiaries during the Performance Period:  Agoda Company Ltd., Agoda Company Pte. Ltd. and Agoda Services Co. Ltd.  The performance share units have possible payouts ranging from zero to two times, in the case of the performance share units issued to Messrs. Boyd, Mylod, Soder and Millones, and zero to 3.2054 times, in the case of the performance share units issued to Mr. Norden.

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with priceline.com’s management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Jeffrey E. Epstein, Chairman
James M. Guyette
Craig W. Rydin

Compensation of Named Executive Officers

Summary Compensation Table

The following table shows compensation earned during fiscal 2007 and 2006, by our Chief Executive Officer, Chief Financial Officer, and the next three most highly-compensated executive officers serving at the end of fiscal 2007 and 2006.  These individuals are referred to as the “named executive officers.”  Unless otherwise indicated, titles shown in the table are titles held as of December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Jeffery H. Boyd, President and Chief Executive Officer	2007 2006	545,833 491,667	— —	2,623,084 1,601,398	47,708 637,181	1,350,000 1,000,000	7,212 413	4,573,837 3,730,660
Robert J. Mylod Jr., Chief Financial Officer	2007 2006	418,333 395,833	— —	1,433,410 814,798	31,806 424,787	600,000 400,000	7,103 332	2,490,652 2,035,750
Stef Norden (6), CEO, Booking.com B.V.	2007 2006	243,768 223,436	20,187 15,399	650,376 301,235	240,320 240,320	822,504 723,932	14,323 13,148	1,991,478 1,517,470
Christopher L. Soder, President, North American Travel	2007 2006	327,500 300,000	— —	542,289 310,135	31,806 381,667	355,000 300,000	7,027 252	1,263,622 1,292,054
Peter J. Millones, Executive Vice President, General Counsel	2007 2006	288,750 272,948	— —	491,126 326,680	15,903 193,471	300,000 206,250	6,994 229	1,102,773 999,578

(1)          Includes a statutory bonus required under Dutch law ($19,502 in 2007 and $14,896 in 2006) and an annual “holiday” bonus paid to all employees of Booking.com B.V. ($685 in 2007 and $503 in 2006).

(2)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years, as applicable, for the grant date fair value of performance share units (“PSUs”), restricted stock and/or restricted stock units.  This column includes awards granted in 2007 and earlier years.  With respect to Mr. Norden, this column also represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years, as applicable, for the grant date fair value of restricted stock units of priceline.com International Limited, a majority-owned subsidiary of priceline.com, which were granted to Mr. Norden in July and November 2005.  With respect to Messrs. Boyd, Mylod, Soder and Millones, the table above assumes that the maximum number of shares of priceline.com common stock are issued in connection with the PSUs.  With respect to Mr. Norden, the table above assumes that 2.54 times the “target” grant are issued in connection with the PSUs.  For additional information, including the assumptions used in connection with this valuation, please refer to notes 2 and 4 of the priceline.com financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the named executives.

(3)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2007 and 2006 fiscal years, as applicable, for the fair value of stock options granted to each of the named executive officers in prior fiscal years.  The company did not grant any stock options in 2007 or 2006.  For additional information, including the assumptions used in connection with this valuation, please refer to notes 2 and 4 of the priceline.com Incorporated financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.  These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the named executives.

(4)          This column represents for 2007 cash awards paid in March 2008 under priceline.com’s 2007 performance based cash bonus plan and, for 2006, cash awards paid in March 2007 under priceline.com’s 2006 performance based cash bonus plan.

(5)          With respect to Messrs. Boyd, Mylod, Soder and Millones, this column represents (a) the dollar value of any insurance premiums paid by priceline.com during 2007 and 2006, as applicable, with respect to life insurance for the benefit of such named executive officer and (b) matching contributions made by priceline.com to each individual’s 401(k) plan for the year-ended 2007. With respect to Mr. Norden, this column represents matching contributions made by Booking.com B.V., a majority owned subsidiary of priceline.com, to Mr. Norden’s defined contribution plan in the Netherlands ($12,102 in 2007 and $11,112 in 2006) and a travel allowance ($2,221 in 2007 and $2,036 in 2006).

(6)          Mr. Norden’s compensation is translated into U.S. dollars using average exchange rates for 2007 – 1.37084 U.S. dollars to Euros and 2.00170 U.S. dollars to British Pounds, and for 2006 - 1.2565 U.S. dollars to Euros and 1.8439 U.S. dollars to British Pounds.

Grants of Plan-Based Awards Table

                The following table provides information about equity and non-equity awards granted to the named executive officers in 2007.  The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the potential cash payouts under priceline.com’s 2007 performance based cash bonus plan at the time the plan was adopted; actual payouts were made in March 2008 based on the company’s attainment of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation for the 2007 fiscal year.

Grants of Plan-Based Awards

		Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and
Name	Grant Date	Grant Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Option Awards ($)(4)
Jeffery H. Boyd			0	550,000	1,100,000
	3/5/2007	2/20/2007				0	33,000	66,000	—	3,427,380
Robert J. Mylod Jr.			0	315,000	420,000
	3/5/2007	2/20/2007				0	23,000	46,000	—	2,388,780
Stef Norden (5)			0	789,809	—
	3/5/2007	2/20/2007							9,000	467,370
	12/1/2007	10/10/2007				0	25,000	75,000		7,226,300
Christopher L. Soder			0	247,500	300,000
	3/5/2007	2/20/2007							5,000	259,650
	3/5/2007	2/20/2007				0	5,000	10,000		519,300
Peter J. Millones			0	145,000	217,500
	3/5/2007	2/20/2007							7,500	389,475
	3/5/2007	2/20/2007				0	2,500	5,000		259,650

(1)          These columns show the potential value, at the time the plan was adopted, of the payout for each named executive officer under priceline.com’s 2007 performance based cash bonus plan.  The actual payments for 2007 for each named executive officer are included in the column entitled Non-equity Incentive Plan Compensation of the Summary Compensation Table.  The potential payouts were performance-driven and therefore completely at risk.  The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 23.

(2)          These columns show the “Threshold,” “Target” and “Maximum” number of shares of priceline.com common stock that could be issued in connection with the PSUs granted in 2007.  For the grants made to Messrs. Boyd, Mylod, Soder and Millones, the performance period commenced on January 1, 2007 and ends on December 31, 2009 and for the grant made to Mr. Norden, the performance period commenced on January 1, 2008 and ends on December 31, 2010.  For all of these PSU grants, if there is a  “change of control,” as such term is described in the PSUs, or a termination without “cause,” the issuance of shares underlying the PSUs may be accelerated.    The performance criteria for determining the number of shares of priceline.com common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 29.

(3)          This column shows the number of shares of restricted stock granted in 2007 to Messrs. Soder and Millones and the number of restricted stock units granted in 2007 to Mr. Norden.  Messrs. Soder’s and Millones’ shares and Mr. Norden’s restricted stock units vest in March 2010, subject to accelerated vesting in certain circumstances, including if there is a “change in control” and certain terminations of employment.

(4)          This column shows the full grant date fair value of equity awards under SFAS 123R in 2007.  Generally, the grant date fair value is the full amount that the company would expense in its financial statements over the award’s vesting schedule.  For the PSUs, restricted stock and restricted stock units granted on March 5, 2007, fair value was calculated using the grant date price of $51.93.  For the PSUs granted on December 1, 2007, fair value was calculated using the grant date price of $113.80.  The full grant date fair value for the PSUs is based upon the estimated probable number of shares that will be issued at the end of the performance period.  For Messrs. Boyd, Mylod, Soder and Millones, that number is 2 times the target grant amount and for Mr. Norden that number is 2.54 times the target grant amount.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.  For additional information, including the assumptions used in connection with this valuation, please refer to notes 2 and 4 of the priceline.com financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

(5)          The “target cash payout to Mr. Norden was established in Euros and translated into U.S. dollars using an average exchange rate for 2007 of 1.37084 U.S. dollars to Euros.

Outstanding Equity Awards at 2007 Fiscal Year-End Table

The following table provides information on the holdings of stock option and stock awards by the named executive officers at fiscal year-end 2007.  This table includes unexercised stock option awards, both vested and unvested; unvested restricted stock and restricted stock units; and/or unvested PSUs with performance conditions that have not yet been satisfied.  The market value of the stock awards is based on the closing market price of priceline.com common stock on December 31, 2007, which was $114.86.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)

Jeffery H. Boyd	266,666 20,833 50,000 150,000			30.66 25.56 20.28 18.78	05/25/2011 12/07/2011 05/07/2013 02/06/2014
						40,000	(1)	4,594,400
										201,000	(2)	23,086,860
Robert J. Mylod Jr	20,833 33,333 93,333			25.56 20.28 18.78	12/07/2011 05/07/2013 02/06/2014
						18,000	(1)	2,067,480
										106,000	(3)	12,175,160
Stef Norden	20,788 3,333	4,298 12,223	(4) (5)	23.08 24.51	07/14/2015 11/08/2015
						12,333 15,619	(6) (7)	1,416,568 4,674,022	(8)
										63,500	(9)	7,293,610
Christopher L. Soder	20,833 51,500			25.20 18.78	12/01/2011 02/06/2014
						14,500	(10)	1,665,470
										31,000	(11)	3,560,660
Peter J. Millones	12,500 20,833 11,112			16.12 25.56 18.78	02/08/2011 12/07/2011 02/06/2014
						12,500	(12)	1,435,750
										35,000	(13)	4,020,100

(1)                    Restricted stock that vested on February 28, 2008.

(2)                    Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 135,000 shares for which the performance period commenced on January 1, 2006 and ends on December 31, 2008 and 66,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(3)                    Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 60,000 shares for which the performance period commenced on January 1, 2006 and ends on December 31, 2008 and 46,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated). The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(4)                    Stock options that vest monthly through July 14, 2008.

(5)                    Stock options that vest monthly through November 8, 2008.

(6)                    Represents restricted stock units, of which 3,333 vest on November 8, 2008 and 9,000 vest on March 5, 2010.

(7)                    Represents restricted stock units of priceline.com International Limited (“PIL”), a majority-owned subsidiary of priceline.com, which were granted to Mr. Norden in July and November 2005; these restricted stock units vested on February 1, 2008 and can be “put” to priceline.com in August 2008.

(8)                    Represents estimated value of restricted stock units of PIL as of December 31, 2007 translated from British Pounds into U.S. dollars at the exchange rate as of that date, which was 1.98430 U.S. dollars to British Pounds.

(9)                    Represents the estimated probable number of shares of priceline.com common stock (2.54 times the “target” grant amount) that will be issued at the end of the performance period in connection with the PSUs.  The performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(10)              Represents restricted stock, of which 6,500 shares vested on February 28, 2008, 3,000 shares vest on February 28, 2009, and 5,000 shares vest on March 5, 2010.

(11)              Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 21,000 shares for which the performance period commenced on January 1, 2006 and ends on December 31, 2008 and 10,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(12)              Represents restricted stock, of which 2,500 shares vested on February 28, 2008, 2,500 shares vest on February 28, 2009, and 7,500 shares vest on March 5, 2010.

(13)              Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 30,000 shares for which the performance period commenced on January 1, 2006 and ends on December 31, 2008 and 5,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

Option Exercises and Stock Vested Table

                The following table contains information about stock options exercised by the named executive officers and the vesting of stock awards held by the named executive officers in 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Jeffery H. Boyd	83,333	3,039,188	20,500	(3)	1,197,740
Robert J. Mylod Jr.	90,000	5,576,034	13,334	(4)	781,108
Stef Norden	24,444	1,281,963	3,333	(5)	301,003
Christopher L. Soder	54,000	2,862,834	6,500	(6)	339,820
Peter J. Millones	0	0	4,500	(7)	235,260

(1)          This column represents the number of shares underlying stock options exercised.

(2)          This column reflects the difference between the fair market value of priceline.com common stock on the date of each exercise and the exercise price of the stock options exercised, multiplied, in each case, by the number of stock options exercised.

(3)          Mr. Boyd acquired 8,000 shares with a market price of $52.28 on February 28, 2007 and 12,500 shares with a market price of $62.36 on May 7, 2007, each upon the vesting of shares of restricted stock.

(4)          Mr. Mylod acquired 5,000 shares with a market price of $52.28 on February 28, 2007 and 8,334 shares with a market price of $62.36 on May 7, 2007, each upon the vesting of shares of restricted stock.

(5)          Mr. Norden acquired 3,333 shares with a market price of $90.31 on November 8, 2007, upon the vesting of restricted stock units.

 (6)       Mr. Soder acquired 6,500 shares with a market price of $52.28 on February 28, 2007, upon the vesting of shares of restricted stock.

 (7)       Mr. Millones acquired 4,500 shares with a market price of $52.28 on February 28, 2007, upon the vesting of shares of restricted stock.

Employment Contracts, Termination of Employment and

Change-of-Control Arrangements

The Company and/or its subsidiaries have employment agreements with each of the named executive officers.  The agreements are of varying duration and generally provide for minimum annual base salaries.  In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.  Provided below is a summary of each of the named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2007 that provides for accelerated vesting (or similar provisions) upon a change of control or termination.

Mr. Boyd

Employment Agreement

Termination without “Cause” or for “Good Reason” (No “Change of Control”).  In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” (as defined in the agreement with Mr. Boyd) or by Mr. Boyd for “Good Reason” (as defined in the agreement), in either case other than during the three-year period following a “Change of Control” of the Company (as defined in the agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

                (1) two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment (which, after giving effect to Mr. Boyd’s 2008 target bonus described in the Compensation Discussion and Analysis of this proxy statement, would be approximately $2,475,000);

                (2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs (which, after giving effect to Mr. Boyd’s 2008 target bonus described in the Compensation Discussion and Analysis of this proxy statement and assuming a termination on the last day of the calendar year, would be approximately $687,500);

                (3) continuation for two years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company;

                (4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of termination of employment or the expiration of the option’s original term; and

                (5) each outstanding equity grant (other than the stock options described above) held by Mr. Boyd will deemed to be vested on a pro-rata basis based on the time of the applicable restricted period that has elapsed through the date of his termination of employment plus one year, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the equity grant.

Termination without “Cause” or for “Good Reason” (“Change of Control”). In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” or by Mr. Boyd for “Good Reason,” in either case during the three-year period following a “Change of Control” of the Company (including any such termination of employment prior to a “Change of Control” at the request of a third party effecting the “Change of Control”), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

                (1) a lump sum cash severance payment equal to three times his base salary and target bonus (which, after giving effect to Mr. Boyd’s 2008 target bonus described in the Compensation Discussion and Analysis of this proxy statement, would be approximately $3,712,500);

                (2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs (which, after giving effect to Mr. Boyd’s 2008 target bonus described in the Compensation Discussion and Analysis of this proxy statement and assuming a termination on the last day of the calendar year, would be approximately $687,500);

                (3) continuation for three years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

                (4) all outstanding Company equity instruments held by Mr. Boyd will be immediately vested, and all Company stock options will remain exercisable until the earlier of 36 months following the date of termination of employment or the expiration of the option’s original term.

Termination as the Result of Death or “Disability”. In the event of a termination of Mr. Boyd’s employment as the result of his death or “Disability” (as defined in Mr. Boyd’s agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

                (1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs (which, after giving effect to Mr. Boyd’s 2008 target bonus described in the Compensation Discussion and Analysis of this proxy statement and assuming a termination on the last day of the calendar year, would be approximately $687,500);

                (2) continuation for one year following termination of employment of group health insurance benefits for Mr. Boyd’s dependents in the event of Mr. Boyd’s death (or for Mr. Boyd, if he is terminated as the result of “Disability”) as if Mr. Boyd were an employee of the Company;

                (3) in the event of termination of Mr. Boyd’s employment as the result of “Disability,” continuation for one year following termination of employment of group life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

                (4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of termination of employment or the expiration of the option’s original term.

May 2001 Stock Options.  The agreement with Mr. Boyd provides that the options to acquire 266,666 shares of the Company’s common stock that were granted in May 2001 will expire eighteen months after the termination of Mr. Boyd’s employment as a result of his death or “Disability,” termination by the Company without “Cause,” termination by Mr. Boyd for “Good Reason” or the Company’s failure to extend the term of the employment agreement (or 90 days after termination of Mr. Boyd’s employment as a result of a termination by the Company for “Cause,” termination by Mr. Boyd without “Good Reason” or Mr. Boyd’s failure to extend the term of the employment agreement), but in no event later than May 25, 2011.

Other.  Mr. Boyd’s employment agreement includes certain non-compete, non-solicitation and non-disparagement provisions.  In addition, subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Boyd becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Boyd will be in the same after-tax economic position as if such excise tax were not imposed.  The agreement with Mr. Boyd also provides for certain alternative payment arrangements should any installment payments of severance result in the imposition of additional income tax pursuant to Section 409A of the Internal Revenue Code.

Equity Instruments

2007 PSUs.  The PSUs granted to Mr. Boyd in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” a termination for “Good Reason,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control or termination without cause/good reason/death/disability) and when it occurred.

•                  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” on or prior to December 31, 2007, Mr. Boyd would receive a pro rata portion of the “target” PSU grant based on the number of full months that had elapsed since the date of grant.

•                  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” after December 31, 2007, the PSU performance multiplier would be applied to a pro rata portion (based on the number of full months that had elapsed since the date of grant as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 2x, depending on the company’s performance through the most recently completed fiscal quarter.

•                  If a “Change of Control” occurs on or prior to December 31, 2007 and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” Mr. Boyd would receive a pro rata portion of the “target” PSU grant based on the number of full months that had elapsed since the date of grant as of the date that is six months after the “Change of Control.”

•                  If a “Change of Control” occurs on or prior to December 31, 2007 and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” Mr. Boyd would receive a pro rata portion of the “target” PSU grant based on the number of full months that had elapsed since the date of grant as of the date of the termination.

•                  If a “Change of Control” occurs after December 31, 2007 and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of full months that had elapsed since the date of grant as of the date that is six months after the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; if Mr. Boyd remains employed by the Company until the end of the performance period, then Mr. Boyd would also receive a pro rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Boyd would receive a pro rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•                  If a “Change of Control” occurs after December 31, 2007 and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro rata portion (based on the number of full months that had elapsed since the date of grant as of the effective date of the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; Mr. Boyd would also receive a pro rata portion of Mr. Boyd’s “target” PSU grant  (based on the number of full months that had elapsed since the date of grant as of the effective date of the “Change of Control”).

2006 PSUs.  The PSUs granted to Mr. Boyd in February 2006 provide for accelerated vesting upon a “Change of Control,” termination without “Cause,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control/ termination without cause/death/disability) and when it occurred.  Upon a termination without “Cause” or a termination as the result of death or “Disability” on or after January 1, 2007, the PSU performance multiplier would be applied to a pro rata portion (based on the length of the performance period that had elapsed as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 3x, depending on the Company’s performance through the most recently completed fiscal quarter.  If there were a “Change of Control” that occurred on or after January 1, 2007, the PSU performance multiplier would be applied to Mr. Boyd’s “target” PSU grant (as opposed to a pro rata portion of the “target” grant); the performance multiplier could range from 0 to 3x, depending on the company’s performance through the most recently completed fiscal quarter.  Upon a “Change of Control,” the vesting of the shares associated with the PSUs will be accelerated to the earlier to occur of the date that is six months after the “Change of Control” (as long as Mr. Boyd is employed by the company on that date) or the date on which Mr. Boyd is terminated without “Cause” following a “Change of Control.”

Messrs. Mylod, Soder and Millones

Employment Agreements

Termination without “Cause” or for “Good Reason”.  In the event of a termination of such executive’s employment by the Company without “Cause” (as defined in the respective agreement with the executive) or by such executive for “Good Reason” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

                (1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

                (2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

                (3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company, provided that, if such termination is after a “Change of Control” (as the term is defined in each such agreement) the period of benefit continuation will be twenty-four months.

Termination as the Result of Death or “Disability”.  In the event of a termination of such executive’s employment as the result of death or “Disability” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

                (1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

                (2) in the event of termination as the result of death, continuation for one year following termination of employment of group health insurance benefits for such executive’s dependents as if he were an employee of the Company; and

                (3) in the event of termination as the result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were an employee of the Company.

Other.  Subject to certain limitations, if severance remuneration payable under the agreements with Messrs. Mylod, Soder and/or Millones is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and such executive becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to the executive in an amount such that such executive will be in the same after-tax economic position as if such excise tax were not imposed.  The agreement with Messrs. Soder and Millones also provides for certain alternative payment arrangements should any installment payments of severance result in the imposition of additional income tax pursuant to Section 409A of the Internal Revenue Code.  The agreements with each of Messrs. Mylod, Soder and Millones include certain confidentiality and/or non-solicitation provisions.

Equity Instruments

Mr. Mylod.

2007 and 2006 PSUs.  The PSUs granted to Mr. Mylod in March 2007 and February 2006 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd – Equity Instruments.”

Messrs. Soder and Millones.

2007 and 2006 PSUs.  The PSUs granted to Messrs. Soder and Millones in March 2007 and February 2006 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd – Equity Instruments.”

2007 Restricted Stock.  Shares of restricted stock granted to Messrs. Soder and Millones in March 2007 provide for accelerated vesting upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability.”  If a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” occurs, Messrs. Soder and Millones shall receive a pro rata portion of the shares of restricted stock as of the date of termination.  If a “Change of Control” occurs and Messrs. Soder and Millones remain employees of the Company as of the date which is six months after the “Change of Control,” a pro rata portion of the shares of restricted stock will vest as of such six-month date and the remaining portion of shares of restricted stock will vest on the third anniversary of the date of grant.  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding shares of restricted stock will be accelerated on the date on which Mr. Soder and/or Mr. Millones, as applicable, is terminated.

2006 Restricted Stock.  Shares of restricted stock granted to Mr.  Soder in February 2006 do not provide for accelerated vesting upon a termination without “Cause” or a termination for “Good Reason.”  Upon a

“Change of Control,” the vesting of all outstanding shares of restricted stock will be accelerated to the earlier to occur of the date that is six months after the change of control (as long as Mr. Soder is employed by the company on that date) or the date on which Mr. Soder is terminated without “Cause” in anticipation of or following a “Change of Control.”

2005 Restricted Stock.  Shares of restricted stock granted to Messrs. Soder and Millones in February 2005 do not provide for accelerated vesting upon a termination without “Cause” or a termination for “Good Reason.”  Upon a “Change of Control,” the vesting of all outstanding shares of restricted stock will be accelerated to the earlier to occur of the date that is six months after the “Change of Control” (as long as Mr. Soder and/or Mr. Millones, as applicable, is employed by the company on that date) or the date on which Mr. Soder and/or Mr. Millones, as applicable, is terminated without “Cause” or for death or disability following a “Change of Control.”  In conjunction with these grants of restricted stock, Messrs. Soder and Millones became subject to certain non-competition, non-solicitation, and non-disclosure obligations.  Specifically, while Messrs. Soder and Millones are employees of the Company and for one year following the termination of their employment, neither of them may engage in competitive activity with the Company or solicit customers, clients or employees of the Company.

Mr. Norden

Employment Agreement

The employment agreement between Mr. Norden and Booking.com B.V., an indirect majority owned subsidiary of the Company, which was entered into on July 14, 2005, does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in The Netherlands, which is currently one month for an employment relationship under five years. The agreement automatically terminates upon Mr. Norden reaching the age of 65.

Termination without “cause.”  Because Mr. Norden’s employment agreement is terminable at will by either party, the agreement does not specifically provide for payments to Mr. Norden if he were terminated without “cause” (and the term “cause” is not specifically provided for in Mr. Norden’s agreement). However, Mr. Norden’s employment agreement is governed by Dutch law, and under Dutch law, a court has discretion to award severance to an employee depending on the facts and circumstances of the termination of the employee (e.g., the reason for the termination).

For these reasons, it is difficult to ascertain the maximum liability to which Mr. Norden could be entitled if he were terminated without “cause.”  However, a court could potentially award to Mr. Norden a severance payment, in addition to his compensation accrued but unpaid through the date of termination of employment, based on a formula of A x B x C, in which:

A=          the weighted years of service,

B=           the fixed monthly wage payments plus all fixed and agreed salary components (e.g. holiday allowance, bonus payments if those payments are regular), and

C =          adjustment factor (at the discretion of the court, reflecting the special circumstances of the case).

Illness or Other Incapacity to Work.  Should Mr. Norden become unable to perform work due to illness or other medical incapacity, Mr. Norden will be entitled to continued payment of 70% of his most recent gross base salary for a maximum period of 104 weeks commencing on the first day of illness or incapacity.  Such payments will be reduced by financial benefits that Mr. Norden may receive under any contractual or statutory insurance and any other income earned by Mr. Norden.

Equity Instruments

2007 PSUs.  The PSUs granted to Mr. Norden in December 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability” on the same general terms as the PSUs granted to Mr. Boyd described above except that the following principal terms differ:  Mr. Norden’s PSUs do not provide for accelerated vesting upon a termination for “Good Reason;” Mr. Norden’s PSU performance multiplier ranges from 0 to 3x; Mr. Norden’s performance period runs from January

1, 2008 through December 31, 2010; and the “change of control” period is limited to the six-month period following the “Change of Control.”

Mr. Norden’s priceline.com Incorporated Restricted Stock Units.  The restricted stock units granted to Mr. Norden in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability.”  If a termination without “Cause” or a termination as the result of death or “Disability” occurs, Mr. Norden shall receive a pro rata portion of the restricted stock units as of the date of termination.  If a “Change of Control” occurs and Mr. Norden remains an employee of the Company as of the date which is six months after the “Change of Control”, a pro rata portion of the restricted stock units will vest as of such six-month date and the remaining portion of restricted stock units will vest on the third anniversary of the date of grant.  Upon a termination without “Cause” or a termination as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding restricted stock units will be accelerated on the date on which Mr. Norden is terminated.  The other priceline.com restricted stock units held by Mr. Norden would be treated in the same fashion as the restricted stock granted to Mr. Soder in February 2006 described above.

Mr. Norden’s priceline.com International Limited Restricted Stock Units.  Mr. Norden owns 15,619 restricted stock units in priceline.com International Limited (“PIL”).  In the event of a transfer of 50% or more of the shares of PIL to a third party, the purchaser of the 50% interest is obligated to offer to purchase Mr. Norden’s shares of PIL on terms no less favorable than the terms offered the seller of the 50% interest.  Furthermore, the seller of the 50% interest can also compel Mr. Norden to sell his shares of PIL on terms no less favorable than the terms offered the seller.  The estimated value of Mr. Norden’s restricted stock units of PIL as of December 31, 2007 was approximately $4,674,021 (using the exchange rate as of December 31, 2007).

Other.  Mr. Norden entered into a non-competition agreement with the Company in December 2007 pursuant to which Mr. Norden is subject to one-year non-competition and non-solicitation obligations following Mr. Norden’s termination of employment with the Company.

Potential Payments Upon a Change of Control and/or Termination

The following tables estimate the payments required to be made to each of the named executive officers in connection with (a) a termination of their employment upon specified events or (b) a change of control assuming a $114.86 per share price for our common stock (the closing market price on December 31, 2007).  The amounts shown also assume that the termination or change of control was effective December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives.  Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2008, changes in the cost of health benefit plans, equity grants made in 2008 or equity that vested subsequent to December 31, 2007.  In addition, amounts shown reflect incremental amounts due to the named executive officer upon the specified event, and do not include amounts that were vested as of December 31, 2007.  The actual amounts paid can only be determined at the time of the termination of the executive’s employment or a change of control.  The terms “cause,” “good reason,” “death” and “disability” have the meanings in the individual employment agreements or equity instruments described above.  In the event of voluntary resignation or retirement on December 31, 2007, the named executive officer would only receive his accrued but unpaid salary through the termination date of employment.

Jeffery H. Boyd

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	2,200,000	2,200,000	3,300,000	—	—
Pro Rated Bonus	550,000	550,000	550,000	—	550,000
Equity and Benefits:
Performance Share Units	12,644,137	16,991,509	19,296,480	16,453,695	11,284,995
Restricted Stock/ Restricted Stock Units	4,594,400	4,594,400	4,594,000	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	24,764	24,764	37,146	—	12,382
Tax Gross-Up	—	—	11,696,986	—	—
Total:	20,013,301	24,360,673	39,475,012	16,453,695	11,847,377

(1)          Benefit amounts are based on 2007 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Robert J. Mylod Jr.

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,470,000	1,470,000	1,470,000	—	—
Pro Rated Bonus	315,000	315,000	315,000	—	315,000
Equity and Benefits:
Performance Share Units	5,254,845	660,445	7,552,045	7,552,045	5,254,845
Restricted Stock/ Restricted Stock Units	2,010,050	2,010,050	2,067,480	2,067,480	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	12,273	12,273	24,546	—	12,273
Tax Gross-Up	—	—	4,566,795	—	—
Total:	9,062,168	4,467,768	15,995,866	9,619,525	5,582,118

(1)          Benefit amounts are based on 2007 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Christopher L.  Soder

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,155,000	1,155,000	1,155,000	—	—
Pro Rated Bonus	247,500	247,500	247,500	—	247,500
Equity and Benefits:
Performance Share Units	1,751,615	143,575	2,555,635	2,555,635	1,751,615
Restricted Stock/ Restricted Stock Units	143,575	143,575	1,665,470	1,234,745	143,575
Stock Options	—	—	—	—	—
Health & Welfare(1)	12,197	12,197	24,394	—	12,197
Tax Gross-Up	—	—	1,931,666	—	—
Total:	3,309,887	1,701,847	7,579,665	3,790,380	2,154,887

(1)          Benefit amounts are based on 2007 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Stef Norden

Executive Benefits and Payments Upon Separation or Change of Control(1)	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	—	—	—	—	363,547
Pro Rated Bonus	—	—	—	—	—
Equity and Benefits:
Performance Share Units	—	—	—	—	—
Restricted Stock/ Restricted Stock Units	258,435	—	1,416,568	641,263	258,435
PIL Restricted Stock Units (2)	—	—	4,674,021	4,674,021	—
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
Total:	258,435	—	6,090,589	5,315,284	621,982

(1)          Mr. Norden’s compensation is translated into U.S. dollars using the exchange rates in effect on December 31, 2007, which was 1.98430 U.S. dollars to British Pounds and 1.46030 U.S. dollars to Euros.  As described in more detail in the summary of Mr. Norden’s employment agreement above, the amounts owed to Mr. Norden would be significantly dependent on the facts and circumstances of the termination and subject to the discretion of a Dutch court.

(2)   The column “Termination without ‘Cause’ (Change of Control)” in the table above estimates the value of Mr. Norden’s PIL restricted stock units in the event of a change of control of priceline.com Incorporated on December 31, 2007.  The column “No Termination (Change of Control)” in the table above estimates the value of Mr. Norden’s PIL restricted stock units in the event of a transfer of 50% or more of the shares of PIL to a third party on December 31, 2007.  See “Mr. Norden’s priceline.com International Limited Restricted Stock Units” on page 48 for a description of the vesting provisions associated with the PIL restricted stock units.

Peter J. Millones

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	870,000	870,000	870,000	—	—
Pro Rated Bonus	145,000	145,000	145,000	—	145,000
Equity and Benefits:
Performance Share Units	2,368,988	71,788	3,517,588	3,517,588	2,368,988
Restricted Stock/ Restricted Stock Units	215,363	215,363	1,148,600	789,663	215,363
Stock Options	—	—	—	—	—
Health & Welfare(1)	12,164	12,164	24,328	—	12,164
Tax Gross-Up	—	—	2,256,310	—	—
Total:	3,611,514	1,314,314	7,961,826	4,307,250	2,741,514

(1)          Benefit amounts are based on 2007 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change of Control and/or Termination Tables Above.  Under applicable SEC rules, the Company is required to estimate the potential payments to each of the named executive officers upon termination or change of control assuming the event occurred on December 31, 2007, the last day of the Company’s most recently-completed fiscal year.  However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2008.

Equity Plans

The Company has three primary equity compensation plans: the 1997 Omnibus Plan, the 1999 Omnibus Plan, as amended, and the 2000 Employee Stock Option Plan (together, the “Plans”).  The Company no longer issues equity awards under the 2000 Employee Stock Option Plan and authority to issue shares under the 1997 Omnibus Plan has expired.  Under the terms of each of the Plans, the Compensation Committee of the Board of Directors is granted broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards.  All stock options granted under the 2000 Employee Stock Option Plan provide for accelerated vesting in the event of a Change of Control (as defined in the 2000 Employee Stock Option Plan) and certain equity awards granted under the 1997 Omnibus Plan and

1999 Omnibus Plan, as amended, provide for the accelerated vesting of those equity awards in the event of a “Change of Control.”

2007 Non-Employee Director Compensation and Benefits

Directors who are also employees of priceline.com receive no additional compensation for serving on the Board of Directors.

• Non-employee Directors.  In 2007, other than Mr. Docter, who joined the Board of Directors in November 2007, non-employee directors received an annual retainer of $35,000.  In 2007, non-employee directors, other than Mr. Docter, also received an annual grant of 2,000 shares of priceline.com restricted stock.  The restricted stock will vest over a four year period (one-fourth of the shares on each of the first four anniversaries of the date of grant); the vesting of the shares of restricted stock will accelerate if, among other things, the director is not re-nominated for election to the Board of Directors, the director retires after the age of 65 or becomes disabled, or if there is a “change of control” of priceline.com.

•  Mr. Docter.  Mr. Docter received a grant of 5,000 performance share units on December 1, 2007.  The performance share units are based on the performance of Booking.com B.V. over the three year period ending December 31, 2010.  The number of shares, if any, of priceline.com common stock to be issued at the end of the performance period can range from zero to 15,000 shares.  Issuance of the shares can be accelerated in certain circumstances, including a “change in control” of priceline.com. Mr. Docter is paid for consulting services rendered to Booking.com B.V.

• “Independent” Directors.  The Company requires that all “independent” Directors hold at least 2,000 shares of priceline.com common stock (unrestricted or restricted) while they are members of the Company’s Board of Directors.

• Committees.  In 2007, the Chairperson of the Company’s Audit Committee received a retainer of $12,500, the Chairperson of the Company’s Compensation Committee received a retainer of $6,250 a year and the Chairperson of the Nominating and Corporate Governance Committee received a retainer of $5,000.  Each non-employee director received a fee of $1,250 for each committee meeting attended.

• Chairman of the Board.  In 2007, the Chairman of the Company’s Board of Directors, in addition to compensation received as a director, received a fee of $25,000 and a grant of 2,000 shares of restricted stock.

The Company reimburses non-employee Directors for all travel and other expenses incurred in connection with attending Board of Directors and committee meetings.

The following table shows compensation earned during 2007 by all non-employee directors serving at any time during fiscal 2007.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Ralph M. Bahna
Chairman of the Board	66,250	79,415	104,944	—	250,609
Howard W. Barker, Jr.
Director	63,750	46,483	50,558	—	160,791
Jan L. Docter
Director	5,833	36,132	0	235,784	277,749
Jeffrey E. Epstein
Director	61,250	46,483	50,558	—	158,291
James M. Guyette
Director	56,250	46,483	50,558	—	153,291
Nancy B. Peretsman
Director	35,000	32,933	50,558	—	118,491
Craig W. Rydin
Director	51,250	44,203	63,989	—	159,442

(1)          This column reports the amount of cash compensation earned in 2007 for Board and committee service.

(2)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2007 fiscal year for the grant date fair value of restricted stock granted in 2007 as well as prior fiscal years.  For additional information, including the assumptions used in connection with this valuation, please refer to notes 2 and 4 of the priceline.com financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.  These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.  As of year-end 2007, the following directors held the following aggregate number of shares of restricted stock, respectively: Bahna (7,500), Barker (4,500), Epstein (4,000), Guyette (4,000), Peretsman (3,500) and Rydin (4,500).  The full grant date fair value of 2007 awards to directors were:  Bahna ($207,720), Barker ($103,860), Epstein ($103,860), Guyette ($103,860), Peretsman ($103,860), and Rydin ($103,860).  In addition, Mr. Docter  held 5,000 performance share units; the full grant date fair value of the performance share units was $569,000.

(3)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the non-employee directors in prior fiscal years.  The company did not grant any stock options in 2007.  For additional information, including the assumptions used in connection with this valuation, please refer to notes 2 and 4 of the priceline.com Incorporated financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.  These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.  As of year-end 2007, the following directors held the following aggregate number of stock options, respectively: Bahna (50,873), Barker (22,666), Epstein (22,666), Guyette (19,333), Peretsman (32,873) and Rydin (16,000).

(4)          This column represents fees paid Jan Docter for consulting services rendered to Booking.com B.V. (and payable to Domstoorn BV, Mr. Docter’s management company) and translated into U.S. dollars using average exchange rates for 2007 – 1.37084 U.S. dollars to Euros.

Compensation Committee Interlocks and Insider Participation

                                                As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Epstein, Guyette and Rydin.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or the compensation committee of any other company, nor has such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Party Transactions.

The Audit Committee of the Board of Directors, pursuant to a written policy, reviews all relationships and transactions in which the Company participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year.  The Company’s legal staff is primarily responsible for gathering information from the directors and executive officers.  Related person transactions are generally identified in:

•                  questionnaires annually distributed to the Company’s directors and executive officers;

•                  certifications submitted annually by the Company’s executive officers and directors related to their compliance with the Company’s Code of Business Conduct and Ethics; and

•                  communication made directly by the related person to the General Counsel.

As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to the Company or a related person for which disclosure is required are disclosed in the Company’s proxy statement.  In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.  In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•                  the nature of the related person’s interest in the transaction;

•                  the material terms of the transaction, including, without limitation, the amount and type of transaction;

•                  the importance of the transaction to the related person;

•                  the importance of the transaction to the company;

•                  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•                  any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction.  This process is included in the Company’s Corporate Governance Principles, which is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

Pricelinemortgage.com

The Company offers home financing services through pricelinemortgage.com, a broker and/or lender of residential mortgage loans that utilizes the Company’s Name Your Own Price® business model.  The Company owns a 49% equity interest in pricelinemortgage.com and holds two seats on its board of directors.  Pricelinemortgage.com is controlled by EverBank, a federally chartered savings association supervised by the Office of Thrift Supervision and a wholly owned subsidiary of EverBank Financial Corp.  EverBank Financial Corp provides management services to pricelinemortgage.com, including the procurement of personnel and office space and assistance in obtaining regulatory approvals.  At December 31, 2007, the carrying value of the Company’s investment in pricelinemortgage.com was $9.2 million.  The Company earned advertising fees from pricelinemortgage.com of approximately $9,000 in 2007.  Robert J. Mylod Jr., the Company’s Chief Financial Officer, is a director of, and an investor in, EverBank Financial Corp, the parent company of EverBank, as well as a director of EverBank.  In 1997, Mr. Mylod invested $50,000 in Alliance Capital Partners Inc., the predecessor entity to EverBank Financial Corp and his investment represents less than 1/10th of one percent of EverBank Financial Corp’s outstanding common stock.

Nancy Peretsman

Allen & Company LLC.  From time to time, Allen & Company LLC has advised the Company on certain financial and strategic issues and has acted as the Company’s broker in connection with the Company’s stock repurchase program. Allen & Company LLC was paid no fees in 2007. Nancy B. Peretsman, a director of priceline.com, is a Managing Director of Allen & Company LLC.

Morgan Stanley.  Nancy B. Peretsman’s husband is Robert W. Scully, the Co-President of Morgan Stanley.  In 2007, the Company paid Morgan Stanley approximately $200,000 for cash management services.  In addition, during 2007, Morgan Stanley was a counter party to currency hedging arrangements with a net settlement value of approximately $2.7 million; the fees earned by Morgan Stanley in connection with those arrangements were approximately $12,400.   These transactions were conducted on an arms length basis.

Club Quarters

Ralph Bahna, Chairman of the Company’s Board of Directors, has been a stakeholder in and President of Masterworks Development Corp., a general partnership founded to develop an international group of hotels named Club Quarters, since 1992.  During the year ended December 31, 2007, priceline.com customers purchased hotel room nights offered by Club Quarters.  The room nights sold by Club Quarters to priceline.com customers (including customers of the company’s subsidiaries) during 2007 represented less than 0.10% of the total hotel room nights sold by all hotel suppliers through priceline.com, including its subsidiaries, during 2007.  Club Quarters generated approximately $2.8 million in bookings in connection with the sales of hotel room nights through priceline.com (and its subsidiaries) in 2007, which represented significantly less than five percent of Club Quarters’ consolidated gross revenues in 2007.

Jan Docter

Jan Docter, a director of priceline.com, provides consulting services to Booking.com B.V., the company’s majority owned subsidiary, through his wholly-owned company Doomstoorn B.V.  In 2007, Mr. Docter earned $235,784 in fees from Booking.com B.V. for those services.  The cousin of Mr. Docter’s wife works in a junior position in the Marketing Department of Booking.com B.V.

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

We have selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  We are submitting our selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Deloitte & Touche LLP has audited our financial statements since July 1997.  We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of our independent registered public accounting firm.  However, we are submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.  Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year, if we determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the outstanding shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.  The Board of Directors recommends a vote FOR Proposal 3.

Report of the Audit Committee of the Board of Directors

The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence and performance of its independent registered public accounting firm.  The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.  The specific duties and responsibilities of the Audit Committee are described in the charter of the Audit Committee, which is available in the Investor Relations section of the Company’s website (www.priceline.com) under the Corporate Governance tab.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the Securities and Exchange Commission’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that Howard W. Barker, Jr. is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee’s responsibility is to oversee and review these processes.   The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the system of internal control.

The Audit Committee met eight times in 2007.

Review and Discussions with Management

The Audit Committee has reviewed and discussed priceline.com’s audited financial statements for the three years ended December 31, 2007 with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, priceline.com’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of priceline.com’s financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Deloitte & Touche LLP its independence with respect to priceline.com.  In addition, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining their independence.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of the Company’s management.

Conclusion

Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to priceline.com’s Board of Directors that priceline.com’s audited financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Howard W. Barker, Jr., Chairman
Jeffrey E. Epstein
Craig W. Rydin

Auditor Independence

Deloitte & Touche LLP are the Company’s independent registered public accounting firm.  The aggregate fees billed for professional services by Deloitte & Touche LLP in 2007 and 2006 were as follows:

Audit Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs, audit of management’s assessment of internal controls as of December 31, 2007, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were $1,642,176 for the year ended December 31, 2007 and $1,667,608 for the year ended December 31, 2006.

Audit Related Fees.  The aggregate fees billed for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of priceline.com’s financial statements and are not reported under “Audit Fees” above were $38,850 for the year ended December 31, 2007 and $26,250 for the year ended December 31, 2006.   Audit Related services included services for matters such as audits of employee benefit plans.

Tax Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were $365,365 for the year ended December 31, 2007 and $420,789 for the year ended December 31, 2006.  Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

All Other Fees.  There were no fees billed by Deloitte & Touche LLP for other services rendered during the years ended December 31, 2007 and 2006.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche LLP.  All audit related services, tax services and other services must be pre-approved by the Audit Committee.  In accordance with the Company’s policy and applicable SEC rules and regulations, the Audit Committee or its Chairperson pre-approves services provided to the Company by Deloitte & Touche LLP (“Auditor Services”).  Pre-approval is detailed as to the particular service or category of services.  If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairperson is authorized to approve such services, provided that they are consistent with the Company’s policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting.  Deloitte & Touche LLP and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees for the Auditor Services performed to date.  All audit related services, tax services and other services described above were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proposal 4

Stockholder Proposal Concerning Special Stockholder Meetings

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 100 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

4 – Special Shareholder Meetings

RESOLVED, Shareholders ask our board to take the steps necessary to amend our bylaws and any other appropriate governing documents to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareholder meeting, in compliance with applicable law.

Special meetings allow investors to vote on important matters, such as a major acquisition, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

John Chevedden, Redondo Beach, Calif. said shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder input on the timing of shareholder meetings is especially important regarding a major acquisition or restructuring - when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 - including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). As a result Honeywell announced that it would adopt this proposal topic in a December 2007 news release.

Fidelity and Vanguard also support a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System, also favor this right.

Please encourage our board to respond positively to this proposal:

Special Shareholder Meetings –

Yes on 4

Board of Directors Statement in Opposition to Proposal 4

The Board of Directors Recommends a Vote AGAINST this Proposal 4.

The Board of Directors does not believe it is appropriate to enable holders of only 10% of the Company’s outstanding common stock to have an unlimited ability to call special meetings for any purpose at any time.  Enabling a minority of stockholders to call special meetings could impose substantial administrative and financial burdens on the Company, as well as significantly disrupt the conduct of the Company’s business by diverting the attention of the members of the Board, senior management and other employees from the operations of the Company.

Consistent with Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation provides that a special meeting of stockholders may be called at any time by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer, or the Board of Directors.  This charter provision is compliant with Delaware General Corporation Law, and the Board of Directors believes it is an appropriate corporate governance provision for a public company of the Company’s size because it allows the Company’s directors or members of senior management, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting.  Convening a special meeting of stockholders is an expensive and time-consuming event because of the legal costs in preparing required disclosure documents, printing and mailing costs and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting.  The Board of Directors believes that enabling a minority of stockholders to call special meetings in order to advance their own interests would be extremely disruptive to the conduct of the Company’s operations, require significant attention from our Board and management, and impose substantial administrative and financial burdens on the Company.  This is particularly the case when the temporary borrowing of shares can distort an investor’s true ownership, simply for the purposes of meeting the required threshold necessary to trigger a special meeting of stockholders.  Special meetings of stockholders should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed and cannot wait until the next annual meeting.

Contrary to the proponent’s suggestion that stockholders are prevented from considering important matters in a timely manner which is adverse to stockholder interests, the provisions of the Delaware General Corporation Law require that major corporate actions, such as a takeover bid, a merger, a consolidation, or a sale of substantially all of the Company’s assets, be approved by its stockholders.  Thus, if a major corporate action requiring stockholder approval that is supported by the Board of Directors were to occur at a time other than contemporaneous with an annual meeting of stockholders, the Board would call a special meeting of stockholders to vote upon the matter.  Further, stockholder approval is also required for a number of other matters, including the adoption of or material amendment to certain new equity compensation plans and amendments to the Company’s certificate of incorporation.

The Board of Directors believes that the Company’s existing corporate governance mechanisms strike the appropriate balance between ensuring accountability to stockholders and enabling the Board and management to manage and run the Company in an effective manner.  Accordingly, the Board of Directors does not believe that approval of Proposal 4 is necessary or advisable.

The Board of Directors recommends that you vote AGAINST this Proposal 4.  Your proxy will be so voted unless you specify otherwise on the proxy card.

Stockholder Proposals

Stockholders who, in accordance with Securities and Exchange Commission’s (“SEC”) Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 Annual meeting must submit their proposals to our Secretary on or before January 2, 2009.

In order for proposals to be properly brought before the 2009 Annual Meeting in accordance with our Bylaws (and not pursuant to SEC’s Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Secretary not less than 60 nor more than 90 days prior to the first anniversary of the date of this year’s Annual Meeting.  As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to SEC’s Rule 14a-8) must be received no earlier than March 6, 2009 and no later than April 5, 2009.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Appendix A

priceline.com Incorporated

1999 Omnibus Plan

(As Amended and Restated Effective June 4, 2008)

1.             Establishment and Purpose.

The priceline.com Incorporated 1999 Omnibus Plan (the “Plan”) is hereby amended and restated in its entirety, effective as of June 4, 2008.  The Plan is intended to promote the interests of priceline.com Incorporated (the “Company”) by providing employees of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and directors in fulfilling their responsibilities for long-range achievements.

2.             Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)   “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)   “Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.  The Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(c)   “Award” shall mean any Option, Restricted Stock or Other Stock-Based Award granted under the Plan.

(d)   “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)   “Board” shall mean the Board of Directors of the Company.

(f)    “Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; or (iv) the commission by the Participant of a crime against the Company which is materially injurious to the Company.  For purposes of this Section 2(f), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company.  Determination of Cause shall be made by the Committee in its sole discretion.

(g)   “Change in Control” shall mean the occurrence of any one of the following events, except as otherwise specified in any particular Agreement:

(i)                  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 2(g)(i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in Section 2(g)(iii));

(ii)                 individuals who, on the date an Award is granted (the “Grant Date”), constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)                the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)                the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person to a percentage equal to or greater than 35, a Change in Control of the Company shall then be deemed to occur.

(h)   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i)    “Committee” shall mean (i) with respect to the application of this Plan to employees and consultants, a committee established by the Board, which committee shall be intended to consist of two or more non-employee directors, each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” as defined under Section 162(m) of the Code and (ii) with respect to the application of this Plan to Non-Employee Directors, the Board.

(j)    “Company” shall mean priceline.com Incorporated, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)   “Director” shall mean a member of the Board.

(l)    “Disability” shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company and applicable to him or her; (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code, or (iii) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

(m)  “Effective Date” shall mean June 4, 2008, provided that the Plan had been approved by the stockholders of the Company at the annual meeting of stockholders in 2008.

(n)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)   “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(p)   “Fair Market Value” of a share of Stock as of a particular date shall mean the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange.

(q)   “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(r)    “Issue Date” shall mean the date established by the Company on which certificates representing Restricted Stock, if issued, shall be issued by the Company or the date when Restricted Stock is transferred pursuant to the terms of Section 8(e).

(s)   “Non-Employee Director” shall mean a member of the Board who is not a current employee of the Company.

(t)    “Non-Qualified Option” shall mean an Option other than an Incentive Stock Option.

(u)   “Option” shall mean an option to purchase a number of shares of Stock granted pursuant to Section 7.

(v)   “Other Stock-Based Award” shall mean an award granted pursuant to Section 9 hereof.

(w)  “Partial Exercise” shall mean an exercise of an Award for less than the full extent permitted at the time of such exercise.

(x)    “Participant” shall mean (i) an employee, consultant or Non-Employee Director of the Company to whom an Award is granted hereunder and (ii) any such persons successors, heirs, executors and administrators, as the case may be, in such capacity.

(y)   “Performance Goals” shall mean performance goals approved by the Committee, which in the case of an Award intended to comply with Section 162(m) of the Code shall be based on one or more of the following criteria: (i) pre-tax income or after-tax income, (ii) operating profit, (iii) return on equity, as sets, capital or investment, (iv) earnings or book value per share, (v) sales or revenues, (vi) operating expenses or (vii) Stock price appreciation.  Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The Performance Goals may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance at which full vesting will occur.  The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of, among other things, unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(z)    “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock, or (v) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

(aa) “Plan” shall mean the priceline.com 1999 Omnibus Plan, as amended from time to time.

(bb) “Restricted Stock” shall mean a share of Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to the restrictions set forth in Section 8(c).

(cc) “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ee) “Stock” shall mean shares of the common stock, par value $.01 per share, of the Company.

(ff)   “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Vesting Date” shall mean the date established by the Committee on which Restricted Stock may vest.

3.             Stock Subject to the Plan.

The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan shall be 9,195,833 shares, 7,895,833 of which are shares previously authorized and available under the Plan prior to the Effective Date and 1,300,000 of which are additional shares that shall be authorized and available on the Effective Date pursuant to this amended and restated version of the Plan, subject to adjustment as provided herein.  No more than 1,250,000 shares of Stock may be awarded in respect of Options, no more than 416,666 shares of Stock may be awarded in respect of Restricted Stock and no more than 833,334 shares of Stock may be awarded in respect of Other Stock-Based Awards to a single individual in any given year during the life of the Plan, which amounts shall be subject to adjustment as provided herein.  Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  Subject to Section 18(b), if any shares of Stock subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the holder of such Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan and pursuant to the terms of Sections 8(a) and 9.

Notwithstanding anything to the contrary contained herein: (a) shares of Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate plan limit described above; (b) shares of Stock withheld by the Company to satisfy any tax withholding obligations shall not be added to the aggregate plan limit described above; and (c) shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above.

Except as provided in an Award Agreement, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of holders of Awards under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued under this Plan and in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) the Performance Goals and (v) the individual limitations applicable to Awards.

4.             Administration of the Plan.

The Plan shall be administered by the Committee.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, with out limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, to the extent permitted by law, delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the Committee or such person may have under the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, (b) accelerate the Vesting Date or waive any condition imposed hereunder with respect to any Restricted Stock and (c) otherwise adjust any of the terms applicable to any Award; provided, however, in each case, that in the event of the occurrence of a Change in Control, the provisions of Section 10 hereof shall govern vesting and exercisability schedule of any Award granted hereunder.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.             Eligibility.

Incentive Stock Options shall be granted only to key employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries.  All other Awards may be granted to officers, independent contractors, key employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates.

6.             Awards Under the Plan; Non-Employee Director Grants

(a)  Grants.  The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Participants in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.

(b)  Non-Employee Director Grants.  The Committee may grant Options, Restricted Stock and Other Stock-Based Awards to Non-Employee Directors in such amounts and on such terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its sole and absolute discretion.  If a Non-Employee Director subsequently becomes an employee of the Company while remaining a member of the Board, any Award held under this Plan by such individual at the time of such commencement of employment will not be affected thereby.  Pursuant to this Section 6(b) and pursuant to procedures established by the Committee, Non-Employee Directors may be awarded all or any portion of their annual retainer, meeting fees or other fees in shares of Stock, restricted stock, or other awards under the Plan in lieu of cash.

(c)  Agreements.  Each Award granted under the Plan shall be evidenced by an Agreement that shall contain such provisions as the Committee may, in its sole and absolute discretion, deem necessary or desirable.

(d)  Notwithstanding the above, no grants under Section (b) above shall be made to the extent it would exceed the limitations set forth in Section 3 of the Plan with any grants then due being cut back pari passu and such non-made grants automatically being made at such time as they may be made under Section 3 (other than as a result of an amendment thereof).

7.             Options.

(a)   Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)   Exercise Price. Each Agreement with respect to an Option shall set forth the exercise price per share of Stock payable by the Participant to the Company upon exercise of the Option.  The exercise price per share of Stock shall be determined by the Committee; provided, however, that in no case shall an Option have an exercise price per share of Stock that is less than the Fair Market Value of a share of Stock as of the date on which the Option is granted.

(c)   Term and Exercise of Options.

(i)    Each Agreement with respect to an Option shall specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Option or installments thereof will become exercisable.  A grant of an Option may provide for the earlier exercise of such Option in the event of a Change in Control.  The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant.  Unless the applicable Agreement provides otherwise and except in the event of a Change in Control, no Option shall be exercisable prior to the first anniversary of the date of grant.

(ii)   An Option may be exercised for all or any portion of the Stock as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $100.00.  The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)  Each Agreement with respect to an Option shall specify whether the payment for Stock purchased upon the exercise of an Option shall be made by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier’s check or by wire transfer of immediately available funds; (B) in Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by such other provision as the Committee may from time to time authorize.

(iv)  To the extent permitted by law, any grant of an Option may provide for deferred payment of the exercise price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(v)   Stock purchased upon the exercise of an Option shall be in the name of the Participant or other person entitled to receive such Stock and transferred or delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)   Limitations on Incentive Stock Options.

(i)    To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)   No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant; such individual owns (or is attributed to own by virtue of the Code) Stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (A) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)   Effect of Termination of Employment.  If permitted by Section 409A of the Code, in the event that the employment, directorship or consultancy (together, hereinafter referred to as “Employment”) of a Participant with the Company shall terminate on account of death, Disability, retirement, Change in Control, termination without Cause, or other special circumstances (including termination for good reason as determined by the Board), the Board may, in its sole discretion, accelerate the time at which an Option may be exercised.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

8.             Restricted Stock.

(a)  Issue Date and Vesting Date.  At the time of the grant of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares of Restricted Stock.  The Committee may divide such shares of Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class.  If the Participant is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 8(e).  Provided that all conditions to the vesting of Restricted Stock imposed pursuant to Section 8(b) are satisfied, and except as provided in Section 8(g), upon the occurrence of the Vesting Date with respect to Restricted Stock, such Restricted Stock shall vest and the restrictions of Section 8(c) shall lapse.  If the vesting conditions are based only on the passage of time, the Vesting Date for the Restricted Stock awarded after the Effective Date shall occur at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee).  The Committee may also grant Restricted Stock with vesting conditions that do not meet the requirements set forth in the preceding sentence so long as the aggregate amount of such Restricted Stock awarded under this Plan, when taken together with any Other Stock-Based Awards granted pursuant to the last sentence of Section 9, may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

(b)   Conditions to Vesting.  At the time of the grant of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its absolute discretion, deems appropriate, including the attainment of Performance Goals.

(c)   Restrictions on Transfer Prior to Vesting.  Prior to the vesting of any Restricted Stock, no transfer of a Participant’s rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such Restricted Stock, and all of the rights related thereto, shall be forfeited by the Participant.

(d)   Dividends on Restricted Stock.  The Committee in its discretion may require that any dividends or distributions paid on Restricted Stock be held in escrow until all restrictions on such Restricted Stock has lapsed.

(e)   Book Entry; Issuance of Certificates.  Unless otherwise directed by the Committee, (i) any certificates representing shares of Stock issued, together with the powers relating to the Restricted Stock evidenced by such certificate, shall be held by the Company until all restrictions have lapsed or (ii) all shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

(f)    Consequences of Vesting.  Upon the vesting of any Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(c) shall lapse with respect to such Restricted Stock.  Reasonably promptly after any Restricted Stock vests, the Company shall (i) cause to be delivered to the Participant to whom such shares of Restricted Stock were granted a certificate evidencing such Stock, if certificates are issued, or (ii) otherwise cause the shares of Restricted Stock to be transferred to the Participant free and clear of any restrictions.

(g)   Effect of Termination of Employment.

(i)    Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment for any reason other than Cause, any and all Stock to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company.

(ii)   In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant that have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends or distributions paid on such shares of Stock, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares of Stock.

(h)   Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Participants may be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of Performance Goals  with a performance period of at least one year pre-established by the Committee.

9.             Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, shares of Stock (“Other Stock-Based Awards”) may be granted either alone or in addition to other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Stock to be granted pursuant to such Other Stock-Based Awards and all other conditions of such Other Stock-Based Awards, including the attainment of Performance Goals.  If the vesting conditions are based only on the passage of time, the Other Stock-Based Award awarded after the Effective Date shall vest at least three years from the date of grant, except that the award may vest ratably during the three-year period and vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause or other special circumstances (including termination for good reason as determined by the Committee).  Notwithstanding the foregoing, if the vesting conditions are based on the attainment of Performance Goals, the Other Stock-Based Award shall vest at least one year from the date of grant, except that vesting may occur earlier in case of death, Disability, retirement, Change in Control, termination without Cause, or other special circumstances (including termination for good reason as determined by the Committee).  The Committee may also grant Other Stock-Based Awards with vesting conditions that do not meet the requirements set forth in the preceding two sentences so long as the aggregate amount of such Other Stock-Based Awards awarded under this Plan, when taken together with any Restricted Stock granted under this Plan that do not meet the requirements set forth in the fifth sentence of Section 8(a), may not exceed ten (10) percent of the maximum number of additional shares of Stock in the aggregate made available under this amended and restated version of the Plan as specified in Section 3 above.

10.           Change in Control.

Notwithstanding anything in the Plan to the contrary, with respect to any Award made under this Plan, no acceleration of exercisability, vesting or lapsing shall occur on a Change in Control except to the extent, if any, provided in the specific Award Agreement or as otherwise determined by the Committee or the Board.  Notwithstanding anything in the Plan to the contrary, upon the occurrence of a Change in Control, the purchaser(s) of the Company’s assets or stock may, in his, her, or its discretion, deliver to the holder of an Award the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding Options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the higher of (a) the Fair Market Value of those shares of Stock or other securities the holder of such Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price there for, and (b) the Fair Market Value of those shares of Stock or other securities the holder of the Option would have received had the Option been exercised and no disposition of the shares acquired upon such exercise been made immediately following such sale, conveyance or Change in Control, less the exercise price therefor.

Upon dissolution or liquidation of the Company, all Options and other Awards granted under this Plan shall terminate, but each holder of an Option shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her Option to the extent then exercisable.

11.           Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Stock.  Except as otherwise expressly provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights prior to the date such certificate is issued.

12.           No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

13.           Securities Matters.

(a)   The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)   The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of Stock are traded.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of Stock hereunder in order to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14.           Withholding Taxes.

With respect to an Award granted pursuant to this Plan, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements related thereto.  With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Stock having a value equal to the amount of tax to be withheld.  Such shares of Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined.  Fractional shares of Stock amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the Stock to be delivered pursuant to an Award.

15.           Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

16.           Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition.

17.           Amendment or Termination of the Plan.

(a)           The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if an amendment to the Plan would (i) materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of shares which may be issued under the Plan, (iii) would materially modify the requirements for participation in the Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of NASDAQ or, if Stock is not traded on NASDAQ, the principal national securities exchange upon which the Stock is traded or quoted.  Awards may be granted under the Plan prior to the receipt of such approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan.  No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Award.

(b)           The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce its exercise price.  Furthermore, no Option will be cancelled and replaced with awards having a lower exercise price, or cancelled in exchange for cash or other awards, without further approval of the stockholders of the Company.  This Section 17(b) is intended to prohibit the repricing of “underwater” Options and will not be construed to prohibit the adjustments provided for in Section 3 of this Plan and any payments made in connection with a Change in Control contemplated in Section 10 of this Plan.

18.           Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.  In no event shall any outstanding Award under this Plan be transferred for value.

During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (ii) such Option is meant to qualify for the exemptions available under Rule 16b-3, nontransferability is necessary under Rule 16b-3 in order for the award to so qualify and the Committee and the Participant intend that it shall continue to so qualify.  Subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

19.           Expenses and Receipts.

The expenses of the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

20.           Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

21.           Effective Date and Term of Plan.

The Plan became effective on the Effective Date and, unless earlier terminated by the Board, the right to grant Awards under the Plan will terminate on the tenth anniversary of the date on which stockholders of the Company approve the Plan.  Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

22.           Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

23.           Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.  Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by any award until the date of the issuance of a certificate or certificates to him or her for such shares of Stock.

24.           Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.           Beneficiary.

The Committee may provide that, to the extent acceptable under applicable law, a Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

26.           Interpretation.

The Plan is designed and intended to comply with Rule l6b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

27.           Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

28.           Compliance with Section 409A of the Code.

(a)           To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)           Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)           If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d)           Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

29.           Non-U.S. Participants.

In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan (including, without limitation, sub-plans) as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan.  No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

30.           Contrary to Law.

                No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

31.           Leave of Absence.

Absence on leave approved by a duly authorized representative of the Company shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder.

Directions

Priceline.com Incorporated 2008 Annual Meeting

Wednesday, June 4, 2008 at 2:00 p.m., Eastern Time

The Doubletree Hotel

789 Connecticut Avenue

Norwalk, Connecticut

203-853-3477

From New York City:  Take I-95 North to Exit 13. Turn right on CT-1 and the hotel will be on your right.

From Hartford and Rhode Island:  Take I-95 South to Exit 13.  Turn right and the hotel will be on your right.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

The Board of Directors recommends a vote FOR each of the nominees for director listed below. The Board of Directors recommends a vote FOR Proposals 2 and 3. The Board of Directors recommends a vote AGAINST Proposal 4.

		FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below
Proposal 1:	To elect eight directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.	☐	☐

Nominees for Director: 01 Jeffery H. Boyd 02 Ralph M. Bahna 03 Howard W. Barker, Jr. 04 Jan L. Docter 05 Jeffrey E. Epstein 06 James M. Guyette 07 Nancy B. Peretsman 08 Craig W. Rydin

To withhold authority to vote for any nominee, write that nominee’s name below:

		FOR	AGAINST	ABSTAIN
Proposal 2:	To approve amendments to the Company’s 1999 Omnibus Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Proposal 3:	To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for our fiscal year ending December 31, 2008.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
Proposal 4:	To consider and vote upon a stockholder proposal concerning special stockholder meetings.	☐	☐	☐

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PRE-PAID IS MAILED IN THE U.S.

EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TO HELP OUR PREPARATIONS FOR THE MEETING, PLEASE CHECK HERE IF YOU PLAN TO ATTEND	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/pcln		TELEPHONE 1-866-540-5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Electronic versions of the priceline.com Incorporated Annual Report and Proxy Statement are available at www.pricelineannualreport.com

If you have not received printed copies of the Annual Report and Proxy Statement along with this proxy card, you indicated your consent on last year’s proxy card to no longer receive these materials.

priceline.com Incorporated

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2008

The undersigned hereby appoints ROBERT J. MYLOD, JR. and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of priceline.com Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of priceline.com Incorporated to be held on Wednesday, June 4, 2008, at 2:00 p.m. local time, at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND AGAINST PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

priceline.com Incorporated

ANNUAL MEETING OF STOCKHOLDERS

STOCKHOLDER BALLOT

DOUBLETREE HOTEL

789 CONNECTICUT AVENUE

NORWALK, CONNECTICUT

2:00 PM, JUNE 4, 2008